UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ARTHUR J. GALLAGHER & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

March 28, 2011

Dear Stockholder:

Our Annual Meeting will be held on Tuesday, May 10, 2011, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business requiring stockholder action at the meeting. Following the meeting, I will present information on our business and our directors and officers will be available to answer your questions.

Whether or not you plan to attend, I encourage those of you who are record holders to vote your shares by completing a proxy card (which can be printed from the Internet or mailed to you upon request) or by using the toll-free telephone number or Internet voting capabilities described on the proxy card. I also encourage those of you who are beneficial owners to follow the instructions provided by your broker regarding how to vote. If you attend the meeting and are a record holder, or a beneficial owner holding a legal proxy from your broker, you may revoke your proxy and vote in person at the meeting.

Cordially,

J. PATRICK GALLAGHER, JR.

Chairman of the Board

ARTHUR J. GALLAGHER & CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2011

To the Stockholders of

ARTHUR J. GALLAGHER & CO.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arthur J. Gallagher & Co. will be held on Tuesday, May 10, 2011, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois 60143-3141 for the following purposes:

1.	To elect each of the nine nominees named in the accompanying Proxy Statement as directors to hold office until our 2012 Annual Meeting.

2.	To approve the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

4.	To conduct an advisory vote on the compensation of our named executive officers.

5.	To conduct an advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers.

6.	To transact such other business that properly comes before the meeting.

We are making this notice of annual meeting and proxy statement available on the Internet, and mailing copies of these materials to certain stockholders, on or about March 28, 2011. Stockholders of record at the close of business on March 14, 2011 are entitled to notice of and to vote at the Annual Meeting.

Date: March 28, 2011

By Order of the Board of Directors

WALTER D. BAY Secretary

Important Notice Regarding Availability of Proxy Materials

for the 2011 Annual Meeting of Stockholders to be held on May 10, 2011:

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010 are available at www.materials.proxyvote.com/363576.

ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why did I receive these proxy materials?

We are soliciting proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 10, 2011 at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois, 60143-3141, and at any adjournment or postponement of the Annual Meeting. In connection with this solicitation of proxies, we have made these proxy materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail. The Notice of Internet Availability of Proxy Materials (Internet Availability Notice) was first mailed to stockholders of record as of March 14, 2011 (the record date), and these proxy materials were first made available to stockholders on the Internet, on or about March 28, 2011.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in this proxy statement, including the election of directors, approval of our new long-term incentive plan, ratification of our independent registered public accounting firm, and advisory votes on “say-on-pay” and the frequency of future advisory votes on say-on-pay. In addition, there will be a presentation by our Chairman and CEO and an opportunity for you to ask questions of the Board of Directors and our senior management team.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of the director nominees (Item 1 on the proxy card);

•	FOR approval of our 2011 Long-Term Incentive Plan (Item 2 on the proxy card);

•	FOR ratification of the appointment of Ernst & Young LLP as our independent auditor for 2011 (Item 3 on the proxy card);

•	FOR the say-on-pay advisory vote (Item 4 on the proxy card); and

•	FOR EVERY YEAR for the say-on-frequency advisory vote (Item 5 on the proxy card).

How many votes are needed to approve the matters presented at the Annual Meeting?

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Directors.    To be elected, director nominees must receive the affirmative vote of a majority of the votes cast at the meeting (meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Broker non-votes and abstentions have no effect on the election of directors. Broker non-votes generally occur when shares held by a broker for a beneficial owner are not voted with respect to non-discretionary items because the broker has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.

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2011 Long-Term Incentive Plan.    The approval of the 2011 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. For this matter, broker non-votes and abstentions are treated as shares present and entitled to vote, and have the same effect as a negative vote.

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Ratification of Auditors.    Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of the shares of common stock represented in person or by proxy. For this matter, abstentions are treated as shares present and entitled to vote, and have the same effect as a negative vote. Brokers who do not receive voting instructions from beneficial owners may vote in favor of ratification of our auditors on a discretionary basis.

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Advisory Votes.    The advisory say-on-pay vote will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal. The advisory say-when-on-pay vote will be determined by a plurality of the votes cast. Therefore, broker non-votes have no effect on these advisory votes.

Will any matters other than those identified in this proxy statement be decided at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are properly presented at the Annual Meeting for consideration, the people named as proxy holders on the proxy card will vote on those matters in their discretion. If, for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holders will vote your proxy for any other candidate the Board may nominate.

Who can vote, and how do I vote?

Only holders of our common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. We have no other outstanding securities entitled to vote, and there are no cumulative voting rights for the election of directors. At the close of business on the record date, we had outstanding and entitled to vote 110,068,504 shares of common stock. Each holder of our common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. “Record holders” may vote (1) by completing a proxy card, (2) on the Internet, (3) using a toll-free telephone number, or (4) in person at the meeting. Please see the proxy card for specific instructions on how to vote using these methods. The telephone and Internet voting facilities for record holders will close at 11:59 p.m. Eastern Standard Time on May 9, 2011. “Beneficial owners” will receive instructions from their broker or other intermediary describing the procedures and options for voting. Please see the next question and its corresponding answer if you are unsure whether you are a record holder or beneficial owner.

What is the difference between a “record holder” and a “beneficial owner”?

If your shares are registered directly in your name, you are considered the “record holder” of those shares. If, on the other hand, your shares are held in a brokerage account or by a bank or other intermediary, you are considered the “beneficial owner” of shares held in street name, and an Internet Availability Notice was forwarded to you automatically from your broker or other intermediary. As a beneficial owner, you have the right to direct your broker or other intermediary how to vote and you are also invited to attend the Annual Meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker or other intermediary that holds your shares, giving you the right to vote the shares at the meeting. Your broker or other intermediary has provided you with instructions regarding how to direct the voting of your shares. If you do not instruct your broker how to vote, your broker will not be allowed to vote your shares at the Annual Meeting for any matter other than ratification of the appointment of our independent auditor.

What should I do if I receive more than one Internet Availability Notice or proxy card?

If you own some shares of common stock directly as a record holder and other shares indirectly as a beneficial owner, or if you own shares of common stock through more than one broker or other intermediary, you may receive multiple Internet Availability Notices or, if you request proxy materials to be delivered to you by mail, multiple proxy cards. It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the Internet Availability Notices you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each proxy card you receive will come with its own prepaid return envelope. If you vote by mail please make sure you return each proxy card in the return envelope that accompanied the proxy card.

May I change my vote after I return my proxy?

Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by delivering to our Secretary, at The Gallagher Centre, Two Pierce Place, Itasca, Illinois, 60143-3141, a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

What constitutes a quorum at the Annual Meeting?

The presence, in person or by proxy, of a majority of the shares of our common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for the purpose of determining if a quorum is present. If by the date of the Annual Meeting we have not received proxies representing sufficient shares for a quorum or to approve one or more of the proposals, the Chairman, or the people named as proxy holders on the proxy card, may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. The people named as proxy holders would typically exercise their authority to vote in favor of adjournment.

Who will pay the costs of soliciting these proxies?

We will pay the costs of soliciting proxies to be voted at the Annual Meeting. After the Internet Availability Notices are initially distributed, we and/or our agents may also solicit proxies by mail, electronic mail, telephone or in person. We will also reimburse brokers and other intermediaries for their expenses in sending Internet Availability Notices to beneficial owners. In addition, we have hired Georgeson Shareholder Services to assist us in soliciting proxies, for which we will pay a fee of $10,000 plus their reasonable out-of-pocket expenses.

What is “householding”?

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one Internet Availability Notice, or one set of proxy materials if they elect to receive hard copies, unless contrary instructions are received from one or more of the stockholders. Each stockholder will continue to receive a separate proxy card. We have undertaken householding to reduce printing costs and postage fees. Householding does not in any way affect dividend check mailings. Record holders who wish either to begin or discontinue householding may contact Broadridge by calling 1-800-542-1061, or by writing to Broadridge, Householding Department, 512 Mercedes Way, Edgewood, NY 11717. Beneficial owners who wish either to begin or discontinue householding should contact their broker or other intermediary.

What is the deadline for submitting a proposal to be included in the 2012 proxy statement?

The deadline for submitting a proposal to be included in our proxy statement and proxy card for the 2012 Annual Meeting is November 29, 2011. Such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended regarding stockholder proposals to be included in company-sponsored proxy materials.

How do I submit a proposal regarding a director nomination or other item of business to be presented directly at the 2012 Annual Meeting?

Under our bylaws, notice of any matter that is not submitted to be included in our proxy statement and proxy card for the 2012 Annual Meeting, but that a stockholder instead wishes to present directly at the Annual Meeting, including director nominations and other items of business, must be delivered to our Secretary, at Arthur J. Gallagher & Co., The Gallagher Centre, Two Pierce Place, Itasca, Illinois 60143-3141, not later than the close of business on February 10, 2012 and not earlier than the close of business on January 11, 2012. We will not entertain any nominations or other items of business at the Annual Meeting that do not meet the requirements in our bylaws. If we do not receive notice of a matter by February 10, 2012, SEC rules permit the people named as proxy holders on the proxy card to vote proxies in their discretion when and if the matter is raised at the Annual Meeting. Any stockholder proposal relating to a director nomination should set forth all information relating to such person required to be disclosed in solicitations of proxies for contested director elections under Regulation 14A of the Exchange Act, including, among other things, the particular experience, qualifications, attributes or skills of the nominee that, in light of our business and structure, led to the stockholder’s conclusion that the nominee should serve on the Board. The proposal should also include the director nominee’s written consent to being named in our proxy statement as a nominee and to serving as a director if elected. Stockholders are also advised to review our bylaws, which contain additional requirements regarding the information to be included in and advance notice of stockholder proposals and director nominations.

How do I submit a proposed director nominee to the Board for consideration?

Any stockholder who wishes to propose director nominees for consideration by the Board’s Nominating/Governance Committee, but does not wish to present such proposal at an Annual Meeting, may do so at any time by directing a description of each nominee’s name and qualifications for Board membership to the Chair of the Nominating/Governance Committee, c/o our Secretary at Arthur J. Gallagher & Co., The Gallagher Centre, Two Pierce Place, Itasca, Illinois 60143-3141. The recommendation should contain all of the information regarding the nominee described in the question and answer above and in our bylaws relating to director nominations brought before the Annual Meeting. The Nominating/Governance Committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates other nominees.

Where can I find the voting results of the Annual Meeting?

An automated system administered by Broadridge Investor Communication Solutions, Inc. (Broadridge) will tabulate the votes. Voting results will be reported in a Current Report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

Set forth below is a description of the background of each member of our Board of Directors, including public and investment company directorships held during the past five years and the experience, qualifications, attributes or skills that led the Board to conclude that each such individual should be elected to serve as one of our directors at the Annual Meeting.

WILLIAM L. BAX, 67, has been a member of the Board since 2006 and currently serves as Chair of the Audit Committee. Mr. Bax was Managing Partner of the Chicago office of PricewaterhouseCoopers (PwC), an international accounting, auditing and consulting firm, from 1997 to 2003, and a partner in the firm for a total of 26 years. He currently serves as a director and audit committee chair for several affiliated mutual fund companies (Northern Funds and Northern Institutional Funds since 2005, and Northern Multi-Manager Funds since 2006). Mr. Bax previously served as a director of Sears Roebuck & Co., a publicly traded retail company, from 2003 to 2005, and Andrew Corporation, a publicly traded communications products company, from 2006 to 2007. During his 26 years as a partner and 6 years as head of PwC’s Chicago office, Mr. Bax gained extensive experience advising public companies regarding accounting and strategic issues. This experience, along with his tenure on the boards of public companies such as Sears and Andrew, strengthen the Board’s decision making. Mr. Bax’s long history advising public companies on accounting and disclosure issues enhances the Board’s ability to oversee our assessment and management of material risks. Additionally, Mr. Bax’s experience as a director of various mutual funds provides us with valuable insight into the perspectives and concerns of our institutional stockholders.

FRANK E. ENGLISH, JR., 65, has been a member of the Board since 2009 and currently serves on the Audit Committee. Mr. English has served as a Senior Advisor at Morgan Stanley & Co. since his retirement from the global financial services firm in 2009. Mr. English also currently serves as a Board Advisor at Tower International, Inc., a publicly traded global automotive components manufacturer. He served as a member of Tower International’s board of directors in August and September 2010 before assuming his current role as Board Advisor. From 1976 to 2009, Mr. English served in various senior roles at Morgan Stanley, most recently as Managing Director and Vice Chairman of Investment Banking. Prior to that, he held management positions in research, investment banking, capital markets and fixed income. The Board greatly benefits from Mr. English’s 33 years of investment banking expertise, particularly in the areas of capital planning, strategy development, financing and liquidity management.

J. PATRICK GALLAGHER, JR., 59, has been a member of the Board since 1986 and has served as Chairman of the Board since 2006. He currently serves on the Board’s Executive Committee. Mr. Gallagher has spent his entire career with Arthur J. Gallagher & Co. in a variety of management positions, starting as a Production Account Executive in 1974, as Vice President–Operations from 1985 to 1990, as President and Chief Operating Officer from 1990 to 1995, and as President and CEO beginning in 1995. Mr. Gallagher serves on the Board of Trustees of the American Institute for Chartered Property Casualty Underwriters and on the Board of Founding Directors of the International Insurance Foundation. Mr. Gallagher’s 37 years of experience with our company and his 25 years of service on the Board provide him with a deep knowledge of our company and the insurance and insurance brokerage industries, as well as a depth of leadership experience. This depth of knowledge and experience greatly enhances the Board’s decision making and enables Mr. Gallagher to serve as a highly effective Chairman of the Board.

ILENE S. GORDON, 57, has been a member of the Board since 1999 and currently serves as Chair of the Compensation Committee. In May 2009, Ms. Gordon was elected Chairman of the Board, President and Chief Executive Officer of Corn Products International, Inc., a publicly traded global corn refining company. From December 2006 to 2009, she served as President and Chief Executive Officer of Alcan Packaging, a multinational company engaged in the production of flexible and specialty packaging. From 1999 to 2006, Ms. Gordon served in a variety of senior executive roles at Alcan Packaging and its affiliate and predecessor companies. Prior to 1999, Ms. Gordon was employed for 17 years with Tenneco Inc., a conglomerate, in a variety of management positions, leaving Tenneco as a Vice President and General Manager heading up its folding carton business. From 2000 to 2009, Ms. Gordon served as a director and member of the human resources committee (compensation committee equivalent) of United Stationers, Inc., a publicly traded wholesale distributor of business products. The Board benefits from Ms. Gordon’s business acumen gleaned from her nearly three decades of business leadership, including senior executive roles at Corn Products International, Alcan Packaging and Tenneco. In particular, Ms. Gordon’s experience leading global, multi-national businesses is valuable to the Board as we continue to expand our international operations. The Board benefits from Ms. Gordon’s long association with corporate governance best practices at Tenneco, United Stationers and Corn Products International, as well as her deep knowledge of our company after 12 years of Board service.

ELBERT O. HAND, 71, has been a member of the Board since 2002 and currently serves on the Compensation and Nominating/Governance Committees. Mr. Hand was Chairman of the Board of Hartmarx Corporation, an apparel marketing and manufacturing company, from 1992 to 2004, and served as a member of Hartmarx’s board from 1984 to 2010. He served as Chief Executive Officer of Hartmarx from 1992 to 2002 and as President and Chief Operating Officer from 1987 to 1992. From 1982 to 1989, Mr. Hand also served as President and Chief Executive Officer of Hartmarx’s Men’s Apparel Group. Mr. Hand was a director of Austin Reed Group PLC, a U.K.-based apparel company, from 1995 to 2002, and after 2002 served as an advisor to the board for a number of years. From January 2010 to February 2011, Mr. Hand served as a member of the board and non-executive Chairman of Environmental Solutions Worldwide, Inc., a publicly traded manufacturer and marketer of environmental control technologies. He has also served as a member of Northwestern University’s Kellogg Advisory Board. The Board benefits from Mr. Hand’s business acumen gleaned from nearly three decades of leadership roles in the apparel marketing and manufacturing industry, including significant experience in sales and marketing. Mr. Hand’s long association with U.K. apparel company Austin Reed is valuable to the Board as we continue to expand our U.K. and other international operations.

DAVID S. JOHNSON, 54, has been a member of the Board since 2003 and currently serves as Chair of the Nominating/Governance Committee and as a member of the Compensation Committee. In 2009, Mr. Johnson was appointed President and Chief Executive Officer of the Americas for Barry Callebaut AG, the world’s largest manufacturer of cocoa and chocolate products. He is also a member of Barry Callebaut AG’s global executive committee. From 2008 to 2009, Mr. Johnson served as President and Chief Executive Officer, and as a member of the board, of Michael Foods, Inc., a food processor and distributor, and as Michael Foods’ President and Chief Operating Officer from 2007 to 2008. From 1986 to 2006, Mr. Johnson served in a variety of senior management roles at Kraft Foods Global, Inc., a global food and beverage company, most recently as President of Kraft Foods North America, and as a member of Kraft Foods’ Management Committee. Prior to that, he held senior positions in marketing, strategy, operations, procurement and general management at Kraft Foods. The Board benefits from Mr. Johnson’s business acumen gleaned from nearly three decades of leadership roles in the food and beverage industry. In particular, Mr. Johnson’s experience as an executive at global, multi-national businesses such as Barry Callebaut and Kraft is valuable to the Board as we continue to expand our international operations. Mr. Johnson’s association with corporate governance and executive compensation best practices as a member of Kraft’s Management Committee, as a board member of Michael Foods and as a member of Barry Callebaut AG’s global executive committee, also enables him to make valuable contributions to the Board.

KAY W. MCCURDY, 60, has been a member of the Board since 2005 and currently serves on the Compensation and Nominating/Governance Committees. Ms. McCurdy is a Partner at the law firm of Locke Lord Bissell & Liddell LLP, where she has practiced corporate and finance law since 1975. She was elected Partner in 1983 and served on the firm’s Executive Committee from 2004 to 2006. During her 36 years as a corporate and finance attorney, Ms. McCurdy has represented numerous companies on a wide range of matters including financing transactions, mergers and acquisitions, securities offerings, executive compensation and corporate governance. Ms. McCurdy served as a director of Trek Bicycle Corporation, a leading bicycle manufacturer, from 1998 to 2007. In 2004, Crain’s Chicago Business selected her as one of Chicago’s 100 Most Influential Women, and in 2008, she was selected by Leading Lawyers Network as one of the Top 100 Leading Women Business Lawyers in Illinois. Ms. McCurdy’s 36 years of experience advising companies regarding legal, public disclosure, corporate governance and executive compensation issues provide her with a depth and breadth of experience that enhances our ability to navigate legal and strategic issues. Her experience with mergers and acquisitions and representing borrowers is particularly valuable as we continue to execute our growth strategy and manage related financing and liquidity issues. Ms. McCurdy’s experience with corporate governance and executive compensation best practices as an expert advising a wide variety of companies across different industries enables her to make valuable contributions to the Board with respect to these and related matters.

NORMAN L. ROSENTHAL, Ph.D., 59, has been a member of the Board since 2008 and currently serves on the Audit Committee. Since 1996, he has been President of Norman L. Rosenthal & Associates, Inc., a management consulting firm that specializes in the property and casualty insurance industry. Prior to 1996, Dr. Rosenthal spent 15 years following the property and casualty insurance industry at Morgan Stanley & Co., a global financial services firm, departing as Managing Director. Dr. Rosenthal served on the boards of Aspen Insurance Holdings, Ltd., a publicly traded global property and casualty insurance and reinsurance company, from 2002 to 2009, Mutual Risk Management Ltd., a publicly traded off-shore provider of alternative commercial insurance and financial services, from 1997 to 2002, Vesta Insurance Group, Inc., a publicly traded group of insurance companies, from 1996 to 1999, and Alliant Insurance Group Inc., a private insurance brokerage and financial services company, from 2005 to 2007. He currently serves on the private company board of The Plymouth Rock Company, a group of auto and homeowners’ insurance companies. Dr. Rosenthal holds a Ph.D. in Business and Applied Economics, with an insurance focus, from the Wharton School of the University of Pennsylvania. Dr. Rosenthal’s vast experience in the insurance and finance industries is a valuable resource to us and greatly enriches the Board’s decision making. In addition, Dr. Rosenthal’s academic expertise in applied economics, combined with his decades of experience as a management consultant and director in the insurance sector, greatly enhances the Board’s ability to oversee our assessment and management of material risks.

JAMES R. WIMMER, 82, has been a member of the Board since 1985 and currently serves on the Audit, Nominating/Governance and Executive Committees. Mr. Wimmer is a retired attorney from the law firm of Lord, Bissell & Brook, where he was Partner from 1959 to 1992 and Of Counsel from 1992 to 1999. Mr. Wimmer represented public and private companies, including

Arthur J. Gallagher & Co., on a wide range of corporate, securities and insurance-related matters. He served as Chairman of Lord, Bissell & Brook for one year and as a member of its executive committee for 12 years. Mr. Wimmer joined the Board the year after our initial public offering and over the years has been a key advisor on many complex legal and strategic issues. His 26 years of service on the Board and even longer association as our former attorney give Mr. Wimmer a deep understanding of our business, which greatly enriches the Board’s decision making.

Legal Proceedings Involving Directors and Executive Officers

As of the date of this proxy statement, there is no material proceeding to which any of our directors or executive officers, or any associate of any such director or executive officer, is a party or has a material interest adverse to us or any of our subsidiaries. To our knowledge, none of the events described in Item 401(f) of Regulation S-K, as promulgated by the SEC, have occurred during the past ten years.

Corporate Governance

We are committed to sound and effective corporate governance. To that end, the Board of Directors has adopted Governance Guidelines that set forth principles to assist the Board in determining director independence and other important corporate governance matters. Over the years we have taken steps to strengthen our corporate governance in various areas, including the following: all Board members other than our Chairman are independent; we have annual election of directors; we eliminated supermajority voting requirements in our certificate of incorporation; and we allowed our poison pill to expire. The Board has also adopted a Code of Business Conduct and Ethics (Code) that applies to all directors, executive officers and employees. The Code, along with our Governance Guidelines and the charters of the Audit, Compensation and Nominating/Governance Committees, are available at www.ajg.com/ir, under the heading “Corporate Governance.” We will provide a copy of such Code or Governance Guidelines to any person, without charge, who requests a copy from us by writing to our Secretary at The Gallagher Centre, Two Pierce Place, Itasca, Illinois 60143-3141. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, the Code by posting such information on our website.

Board Committees

The Board currently has Audit, Compensation, Nominating/Governance and Executive Committees. All of the members of the Audit, Compensation and Nominating/Governance Committees are independent. The following table sets forth the members of, and the number of meetings held by, each committee during 2010:

Director	Audit	Compensation	Nominating/ Governance	Executive
William L. Bax	Chair
Frank E. English, Jr.	X
J. Patrick Gallagher, Jr.				X
Ilene S. Gordon		Chair
Elbert O. Hand		X	X
David S. Johnson		X	Chair
Kay W. McCurdy		X	X
Norman L. Rosenthal	X
James R. Wimmer	X		X	X
Meetings Held in 2010	4	5	2	0

Audit Committee.    The Audit Committee is responsible for, among other things, general oversight of the integrity of our financial statements, risk assessment and risk management, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee manages our relationship with our independent registered public accounting firm and is responsible for the appointment, retention, termination and compensation of the independent auditor. Each member of the Audit Committee meets the additional heightened independence and other requirements of the NYSE. The Board has determined that Mr. Bax qualifies as an “audit committee financial expert” under SEC rules.

Compensation Committee.    The Compensation Committee is responsible for, among other things, reviewing compensation arrangements for our executive officers, including our CEO, for administering our equity compensation and other benefit plans, and for reviewing our overall compensation structure to avoid incentives that promote excessive risk-taking by executive officers and other employees. The Compensation Committee may, and in 2010 did, engage a compensation consultant to assist it in carrying out its duties and responsibilities, and has the sole authority to retain and terminate any compensation consultant, including sole authority to approve any consultant’s fees and other retention terms. For more information regarding the roles of our CEO and compensation consultant in setting compensation, please see page 13.

Nominating/Governance Committee.    The Nominating/Governance Committee is responsible for, among other things, identifying qualified Board and Board committee candidates, recommending changes to the Board’s size and composition, recommending director independence standards and governance guidelines, and reviewing and approving related party transactions.

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Director Qualifications.    When identifying director candidates, in addition to applicable SEC and NYSE requirements, the Nominating/Governance Committee considers other factors as it deems appropriate, including the candidate’s judgment, skill, integrity, diversity, and business or other experience. Directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based on contributions they can make to the Board and management and be free from relationships or conflicts of interest that could interfere with the director’s duties to us and our stockholders. The Nominating/Governance Committee may consider candidates suggested by stockholders, management or members of the Board and may hire consultants or search firms to help identify and evaluate potential nominees for director. For more information regarding how stockholders can submit director nominees for consideration by the Nominating/Governance Committee, please see page 4.

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Board Diversity.    The Nominating/Governance Committee seeks Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Nominating/Governance Committee implements this policy through discussions among committee members and assesses its effectiveness annually as part of the self-evaluation process of the Nominating/Governance Committee and the Board.

Executive Committee.    The Executive Committee is authorized to act on the Board’s behalf between Board meetings. Actions taken by the Executive Committee are reviewed, approved and ratified by the Board at its next meeting following any such actions.

Board Leadership Structure

J. Patrick Gallagher, Jr. currently serves as Chairman of the Board and CEO. With the exception of the Chairman, all Board members are independent and actively oversee the activities of the Chairman and other members of the senior management team. At the end of each regularly scheduled meeting of the Board, the independent directors select an independent Lead Director who serves until the end of the next regularly scheduled meeting of the Board. The responsibilities of the Lead Director include acting as a liaison between the Chairman and the independent directors, coordinating with the Chairman regarding information sent to the Board, coordinating with the Chairman regarding Board meeting agendas and schedules, and being available for consultation and communication with stockholders as appropriate. In addition, the Lead Director is authorized to call and preside over executive sessions of the independent directors without the Chairman or other management present. The independent directors also meet regularly in executive sessions. An executive session is held in conjunction with each regularly scheduled Board meeting, and other executive sessions may be called by the Lead Director at his or her discretion or at the request of the Board. The committees of the Board also meet regularly in executive sessions without management.

We believe that our Board leadership structure provides us with a number of advantages. Mr. Gallagher’s extensive knowledge of our business after 26 years as an executive with our company and 16 years as our CEO enriches the Board’s decision making. Mr. Gallagher’s role as Chairman and CEO also enhances communication and coordination between management and the Board on critical issues.

Board’s Role in Risk Oversight

The Board exercises its responsibility for oversight and monitoring of management’s risk assessment and risk management functions primarily through the Audit Committee. The Audit Committee fulfills its oversight role by discussing, among other things, guidelines and policies regarding risk assessment and risk management, our major financial risk exposures and steps taken by management to monitor and control such exposures. To fulfill its risk oversight and monitoring roles, the Audit Committee oversees an internal audit department, the head of which reports directly to the Audit Committee (other than with respect to the department’s day-to-day operations). The internal audit department is independent from management and its responsibilities are defined by the Audit Committee. At least annually, the head of the internal audit department is required to confirm to the full Board the department’s organizational independence. Among other things, its purpose is to bring a systematic and disciplined approach to evaluating and improving the effectiveness of our risk management, control and governance processes. The internal audit department evaluates the effectiveness of our risk management processes, performs consulting and advisory services for us related to risk management, and reports significant risk exposures, including fraud risks, to the Audit Committee. The Audit Committee periodically reports to the full Board a summary of its activities and any key findings that arise from its risk oversight and monitoring functions.

In addition, the Compensation Committee reviews our overall compensation policies and practices to determine whether our program provides incentives for executive officers and other employees to take excessive risks. Based upon an analysis conducted by management and discussions between management and our Compensation Committee, the Compensation Committee has determined that our overall compensation policies and practices do not present risks that are likely to have a material adverse effect on us or our business. In reaching this determination, our Compensation Committee and management noted the following: (i) no single business unit bears a disproportionate share of our overall risk profile; (ii) no single business unit is significantly more profitable than the other business units; (iii) our compensation practices are substantially consistent across all business units both in the amount and types of compensation awarded; and (iv) substantially all of our revenue-producing employees are sales professionals whose compensation is tied to the amount of revenue received by the company. In addition, our annual cash incentive program for executive officers targets payouts at 100% of executive officers’ base salary and caps payouts at 150% of base salary. We believe that this helps ensure that no single year’s results and no single corporate action has a disproportionate effect on executive officers’ annual compensation, and that it encourages steady and consistent long-term performance by our executive officers. In addition, our equity plans permit the use of a variety of equity and equity-based compensation awards including stock options, restricted stock units, performance units and deferred cash and equity awards, with multi-year vesting and overlapping maturity. Together with our executive stock ownership guidelines and our conservative approach to annual cash incentives, the Compensation Committee believes this mix of incentives encourages executive officers to achieve both short-term operating and long-term strategic objectives, including the long-term performance of our stock.

Other Board Matters

Independence.    The Board has conducted its annual review of the independence of each director nominee and continuing director under NYSE standards and the independence standards set forth in Appendix A of our Governance Guidelines (available on our website located at www.ajg.com/ir, under the heading “Corporate Governance”). Based upon its review, the Board has concluded in its business judgment that, with the exception of J. Patrick Gallagher, Jr., our Chairman and CEO, all of the director nominees and continuing directors are independent.

Attendance.    The Board expects each director to attend and participate in all Board and applicable committee meetings. Each director is expected to prepare for meetings in advance and to dedicate the time necessary to discharge properly his or her responsibilities at each meeting and to ensure other commitments do not materially interfere with his or her service on the Board. During 2010, the Board met eight times. All of the nominees and continuing directors attended 75% or more of the aggregate meetings of the Board and the committees on which they served during 2010. We expect all Board members to attend our Annual Meeting. All of our Board members attended our Annual Meeting held on May 11, 2010.

Stockholder Communications with the Board.    A stockholder or other party interested in communicating with the Board, any of its committees, the Chairman, the Lead Director, the non-management directors as a group or any director individually may do so by writing to their attention at our principal executive offices, Arthur J. Gallagher & Co., c/o Secretary, The Gallagher Centre, Two Pierce Place, Itasca, Illinois 60143-3141. These communications are distributed to the Board, Committee Chair, Chairman, Lead Director, non-management directors as a group, or individual director, as applicable.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees our compensation program for named executive officers on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our 2011 proxy statement, which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Ilene S. Gordon (Chair)

Elbert O. Hand

David S. Johnson

Kay W. McCurdy

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses compensation awarded to, earned by, or paid to the following named executive officers:

J. Patrick Gallagher, Jr.	Chairman, President and Chief Executive Officer

Douglas K. Howell	Corporate Vice President and Chief Financial Officer

James W. Durkin, Jr.	Corporate Vice President President, Employee Benefit Consulting and Brokerage

James S. Gault	Corporate Vice President President, Property/Casualty Brokerage

David E. McGurn, Jr.	Corporate Vice President President, Wholesale Brokerage

This discussion and analysis contains statements regarding our performance measures, targets, goals and thresholds. These measures, targets, goals and thresholds are disclosed in the limited context of our named executive officer compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance.

Executive Summary

The Compensation Committee and management believe that our compensation program for named executive officers is balanced and reasonable and helps us retain and motivate highly talented business leaders through a range of economic cycles. We reward sustained performance over time by emphasizing a balance of short and long-term compensation vehicles. Approximately two-thirds of the value of named executive officers’ total direct compensation opportunity is delivered through “at-risk” incentives. Annual cash incentives are tied to company financial performance metrics as well as achievement of annual individual performance, operating and risk management goals. The financial interests of our named executive officers are aligned with stockholder interests through stock options, restricted stock awards and cash-settled performance awards with long vesting periods, an executive stock ownership policy that requires named executive officers to own significant amounts of our stock, and our “Age 62 Plan,” which encourages long-term retention by making awards that are deferred and vest only if a named executive officer remains employed by us to age 62.

The economic downturn continued to provide significant challenges for our business in 2010. During this difficult period, we maintained our focus on executing our acquisition strategy, selling new business and controlling expenses. As a result, we achieved revenue growth of 3.4% and EBITAC1 growth of 2.7%.2 In addition, over the past three years, a period marked by a deep

1 EBITAC is a non-GAAP measure of earnings used by the Compensation Committee solely in the context of determining incentive compensation awards. We define this measure as earnings from continuing operations for our brokerage and risk management reporting segments before interest, taxes, amortization and change in estimated acquisition earnout payables.

2 Revenue and EBITAC for 2010, as used throughout this Compensation Discussion and Analysis, have been adjusted downward to eliminate the effect of $14.7 million in supplemental commission payments related to 2009 performance that were received in 2010 and included in our 2010 operating results.

economic recession and declining insurance premiums, we increased EBITAC by a compound annual growth rate of 4.8% and revenue by a compound annual growth rate of 4.7%. Our performance during this period was reflected in our total stockholder return (including dividends), which grew by a compound annual growth rate of 12.1% (versus 1.9% for other publicly traded insurance brokers). We view these as strong results in a very difficult operating environment.

The Compensation Committee continually evaluates best practices in executive compensation and considers modifications to our program that support our business strategies and provide an appropriate balance of risk and reward for our named executive officers. Examples include the following:

Stock options and stock appreciation rights (SARs).

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Minimum vesting periods.    Our proposed 2011 Long-Term Incentive Plan (included in this proxy statement for stockholder approval) provides for a minimum vesting period of three years for stock options and SARs.

•	Post-exercise holding periods. Our stock ownership guidelines require executive officers to hold stock following a stock option exercise until they have met their minimum ownership levels.

•	No share recycling. Our current and proposed equity plans prohibit share recycling.

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Re-pricing and cash buyouts prohibited.    Our current and proposed equity plans prohibit re-pricing of stock options and SARs, and we have never re-priced stock options or exchanged them for shares. Additionally, we have never engaged in cash buyouts of stock options or SARs, and our proposed 2011 Long-Term Incentive Plan prohibits the practice.

Restricted stock awards.

•	Minimum vesting periods. Our proposed 2011 Long-Term Incentive Plan mandates a minimum vesting period of three years for restricted stock awards.

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Post-vesting holding periods.    Our stock ownership guidelines require executive officers to hold restricted stock awards following vesting until they have reached their minimum ownership levels. Additionally, restricted stock held by executives under our Age 62 Plan does not vest until such officers reach age 62. See page 18.

Performance Unit Program.

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Alignment with stockholder interests and no payout for poor performance.    Awards under our Performance Unit Program are earned and measured over a three-year period. No portion of an award is considered earned if the company fails to meet a basic performance threshold. Payouts on earned awards range between 50% and 150% of the initial award amount based on our stock price performance. See page 17.

Annual cash incentives.

•	Target. Our annual cash incentive program targets payouts at 100% of base salary. See pages 14-15 for a discussion of performance measures and hurdle rates.

•	Cap. Even for extraordinary performance, we cap the annual cash incentive opportunity at 150% of base salary.

•	No payout for poor performance. Our annual cash incentive plan does not include guaranteed bonuses and does not pay out if the company fails to meet a basic performance threshold.

Change-in-control agreements.

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No new change-in-control agreements with excise tax gross-ups.    It is our policy, and has been our practice since 2008, not to enter into new change-in-control agreements that contain excise tax gross-ups, or amend existing change-in-control agreements without removing these provisions.

•	“Double Trigger” for payments made under change-in-control agreements. Our change-in-control agreements contain a “double trigger” condition for severance payments. See page 25.

Other significant compensation policies.

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Incentive compensation “clawback” policy.    We have adopted an incentive compensation recovery policy (also referred to as a clawback policy), under which our executive officers can be required to pay back incentive awards erroneously awarded on the basis of restated financial statements if they participated in fraud or misconduct leading to the restatement. See our Governance Guidelines, found at www.ajg.com/ir, under the heading “Corporate Governance.”

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Executive officer stock ownership requirement.    Executive officers are required to own an amount of our common stock with a value equal to a multiple of base salary (five times base salary for our CEO and three times base salary for all our other named executive officers). See page 18.

•	Director stock ownership requirement. Directors are required to own an amount of our common stock with a value equal to three times the cash portion of the annual director retainer amount.

•	Limited perquisites. Our named executive officers receive only limited perquisites and do not receive any related tax gross-ups. See page 18.

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No employment agreements with NEOs.    We do not have employment agreements with Mr. Gallagher or any of our other named executive officers (other than our standard confidentiality, non-compete, non-solicit agreement for employees).

Compensation Elements

In furtherance of its objectives, the Compensation Committee makes use of the following compensation elements:

Compensation Element	Objective	Key Features

Base Salary	To compensate named executive officers for fulfilling the regular duties and responsibilities of their positions	Base salary may be increased from time to time based on job performance, promotion into a new role, expansion of duties, or market conditions

Annual Cash Incentive Compensation	To provide significant financial motivation to achieve key annual operational, financial and strategic goals that drive stockholder value creation	Annual cash incentives are considered “at-risk” and reward amounts (including thresholds and maximum payouts) are determined based on a combination of financial, operating and individual performance elements

Long-Term Incentive Compensation (restricted stock units, stock options and 3-year Performance Unit Program)	To align the financial interests of named executive officers with those of stockholders

Long-term incentive opportunities are greater for named executive officers with a greater direct impact on long-term company performance

Restricted stock units, stock options and Performance Unit Program awards each tie named executive officers’ long-term wealth creation to the performance of our stock and provide multi-year vesting and overlapping maturity

Deferred Equity Participation Plan (Age 62 Plan)	To promote long-term retention of named executive officers and align the financial interests of named executive officers with those of stockholders	Payment of incentives are delayed until named executive officers reach age 62

Compensation Decision-Making Process

Overview.    The Compensation Committee is responsible for determining compensation opportunities for our named executive officers, establishing the annual total stockholder value to be transferred through our compensation program, and setting thresholds and targets for incentive compensation. To determine compensation opportunities for our named executive officers, the Compensation Committee takes into account its compensation objectives, compensation data for our talent market, trends in the financial service and insurance brokerage sector, best practices, and internal considerations such as the strategic value of a given role, impact on our financial results, tax deductibility and accounting considerations.

Tally Sheets.    The Compensation Committee also carefully considers the data compiled in a tally sheet prepared by management in respect of each named executive officer. Tally sheets are used to provide a comprehensive view of our compensation payout exposure under various termination scenarios (e.g., voluntary or involuntary termination, retirement, and change in control). The tally sheets also provide details regarding all compensation, benefits and perquisites delivered to our named executive officers during the most recent three-year period and a projection for the coming year. The tally sheets include a three-year analysis of equity and deferred compensation, and provide insight into total wealth accumulation for each officer, as well as the sensitivity of these figures to changes in our stock price. This information provides a comprehensive context in which the Compensation Committee can determine the appropriate type and amount of compensation for each named executive officer.

Role of CEO in Decision-Making

At the beginning of each year, Mr. Gallagher develops performance objectives for the company and for himself, which he reviews with the Compensation Committee and the Board. The objectives include both quantitative financial measurements and qualitative strategic and operational considerations that focus on factors Mr. Gallagher and the Board believe create long-term stockholder value. Mr. Gallagher reviews and discusses preliminary considerations regarding his own compensation with the Compensation Committee. Mr. Gallagher does not participate in the Compensation Committee’s final determination of his own compensation.

Mr. Gallagher reviews the performance of each other named executive officer annually. A summary of these performance reviews and preliminary recommendations regarding salary adjustments and annual award amounts are presented to the Compensation Committee. However, the Compensation Committee makes all final compensation decisions and approves or revises recommendations regarding equity awards for our named executive officers.

Role of the Compensation Consultant in Decision-Making

For 2010, the Compensation Committee retained Sibson Consulting (Sibson) as its compensation consultant. In connection with this engagement, the Compensation Committee requested that Sibson:

•	Review our executive officer compensation, including the mix between base salary, annual and long-term incentives, compared to that of our peers;
•	Review practices of our peers with respect to incentive vehicles and award vesting;
•	Assess our dilution and burn rate relative to ISS guidelines;
•	Assess the extent to which our executive compensation is aligned with performance compared to our peers;
•	Compare the performance metrics used in our incentive plans with those used by our peers; and
•	Review the possible impact on our compensation practices of recent legislative and regulatory developments.

Sibson provides compensation consulting services to the Compensation Committee and works with our management team only on matters for which the Compensation Committee is responsible. Sibson does not provide any additional services to the company. While the Compensation Committee periodically seeks input from Sibson on the matters described above, the Compensation Committee is solely responsible for determining the final amount and form of compensation and the level of performance targets.

Competitive Assessment

To ensure that total compensation for named executive officers is competitive, the Compensation Committee reviews published survey data and the proxy data for publicly traded competitors for business and executive talent. The Compensation Committee examines the total direct compensation opportunity as a whole (base salary, annual cash incentives and long-term incentives) as well as each of its components. External compensation data is used only as a market reference for compensation decisions and the Compensation Committee does not target total compensation to a specific percentile.

The peer group reviewed by the Compensation Committee includes companies that are considered key competitors for our business and leadership talent and other financial companies and insurance carriers that provide information with respect to broader market compensation trends. For the 2010 study, the companies in the peer group were the same as those disclosed in our 2009 proxy statement and consisted of:

Ace Ltd	CNA Financial Corp
Aon Corporation	Marsh & McLennan Companies, Inc.
Arch Capital Group Ltd	National Financial Partners
American Financial Group Inc.	Old Republic International Corp
Axis Capital Holdings Ltd	Raymond James Financial Corp
Berkley (W R) Corp	Unum Group
Brown & Brown, Inc.	Willis Group Holdings Ltd
Chubb Corp	XL Capital Ltd
Cigna Group

The review of compensation data from the peer group companies showed that while base salaries for our named executive officers are close to the median for the peer group, their annual cash incentives and long-term incentive compensation, and therefore their aggregate total direct compensation, are below the median for the peer group. In particular, Mr. Gallagher’s long-term incentive compensation is significantly below the median for his peer group. Based on this market check, the Compensation Committee believes that our named executive officers’ overall compensation opportunity is appropriate given the size of our company relative to our direct competitors and current economic conditions.

2010 Decisions – By Compensation Element

Base Salary

Overview.    We provide named executive officers with base salary to compensate them for fulfilling their regular duties and responsibilities. Base salary may be increased from time to time based on job performance, promotion to a new role, significant expansion of duties, or market conditions.

2010 Base Salary Decisions.    In 2010, the Compensation Committee increased Mr. Durkin’s base salary from $550,000 to $625,000. In approving this increase, the Compensation Committee considered that Mr. Durkin had not received a salary increase since 2007 and that the business unit he manages has increased in relative size and importance within the company since 2007. The Compensation Committee also increased Mr. Howell’s base salary from $525,000 to $600,000. In approving this increase, the Compensation Committee considered that Mr. Howell had not received a salary increase since 2007 and that his base salary at the beginning of 2010 was below the median salary of similarly situated executives at peer group companies.

The Compensation Committee did not adjust the base salary of any of the other named executive officers. In making this determination, the Compensation Committee considered the difficult operating environment and our desire to reduce operating expenses. In addition, peer data indicated that the base salaries of our named executive officers were at or slightly below the median salary of similarly situated executives at peer group companies. Salary information for our named executive officers can be found in the Summary Compensation Table.

Annual Cash Incentive Compensation

Overview.    Our annual cash incentive plan, administered under our stockholder-approved Senior Management Incentive Plan (SMIP), is designed to reward our named executive officers for achieving key annual operational, financial, risk management and strategic goals that drive stockholder value. During the first quarter of each year, the Compensation Committee establishes a funding threshold for the annual cash incentive plan tied to a minimum level of financial performance. No annual cash incentive compensation is awarded unless we achieve this minimum level of performance. Additionally, the amount of annual cash incentive compensation is based on attainment of pre-established revenue and EBITAC targets. The maximum amount that can be awarded under the plan is 150% of base salary. Named executive officers who lead business must also achieve pre-established revenue and EBITAC budgets for their respective business units in order to qualify for the maximum award.

Historically, the Compensation Committee has established business unit financial budgets and individual performance goals that are aggressive and ensure that only outstanding performance will be awarded with maximum annual cash incentives. The Compensation Committee targets payouts under our annual cash incentive plan at 100% of base salary. In the last three years, none of our named executive officers has received an annual cash incentive payout above target.

2010 Performance Measures.    In the first quarter of 2010, the Compensation Committee established performance measures to provide the range (as a percentage of base salary) for each named executive officer’s annual cash incentive award under the SMIP, as follows:

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Funding Thresholds.    The Compensation Committee determined that no award would be payable under the SMIP unless we achieved $1.66 billion of revenue and $80.0 million of EBITAC. These minimum funding thresholds were considered appropriate because of the continuing difficult conditions in the insurance brokerage business, including declining insurance premium rates and exposure units. As discussed in more detail below, our 2010 performance met these minimum thresholds.

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Company-Level Targets for Maximum Award.    The Compensation Committee determined that a maximum award of 150% of base salary could be paid if we achieved revenue of $1.82 billion (representing growth of 5.0% over the prior year) and $341.0 million of EBITAC (representing growth of 10.0% over the prior year). In 2010, we achieved revenue of $1.79 billion and EBITAC of $318.3 million. As a result, for 2010 the maximum award for each of our named executive officers was 100% of base salary.

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Business Unit Performance Measures.    The Compensation Committee established award ranges for Mr. Durkin, Mr. Gault and Mr. McGurn based on their respective business unit’s percentage achievement of budgeted revenue and EBITAC, as follows:

Maximum Award	Achievement Levels
150% of Base Salary	Business unit achieves more than 100% of budgeted revenue and budgeted EBITAC and the company achieves the company-level targets for a maximum award, described above

100% of Base Salary	Business unit achieves 75% to 100% of budgeted revenue and budgeted EBITAC

50% of Base Salary	Business unit achieves less than 75% of budgeted revenue and budgeted EBITAC

The 2010 Business Unit Performance Measures, and our actual achievement against those measures, are as follows:

	2010 BUSINESS UNIT PERFORMANCE MEASURES $ IN MILLIONS		2010 ACTUAL $ IN MILLIONS		PERCENTAGE OF BUDGET ACHIEVED
Business Unit (Named Executive Officer Responsible)	Revenue	EBITAC	Revenue	EBITAC	Revenue	EBITAC
Employee Benefit Consulting & Brokerage (James W. Durkin, Jr.)	$337.5	$95.9	$338.4	$88.2	100%	92%
Property/Casualty Brokerage (James S. Gault)	$687.0	$132.4	$702.8	$137.4	102%	104%
Wholesale Brokerage (David E. McGurn, Jr.)	$252.7	$38.8	$284.7	$40.1	113%	104%

Based on 2010 company-wide and business unit performance, each of these named executive officers qualified for the maximum award of 100% of base salary.

Mr. Gallagher’s Annual Cash Incentive Compensation.    The Compensation Committee reviewed Mr. Gallagher’s performance in light of the company’s overall financial performance. In a very difficult economic environment, the company achieved EBITAC growth of 2.7% and revenue growth of 3.4%. Over a three-year period, 2008 through 2010, the company increased EBITAC by a compound annual growth rate of 4.8% and revenue by a compound annual growth rate of 4.7%. The Compensation Committee also took into consideration the following operating and financial achievements in 2010:

•	Organic revenue. Our brokerage segment’s change in organic revenue beat the average decline in commercial insurance rates (as quoted by the Council of Insurance Agents & Brokers) by several points.
•	Acquisition program. Even during a year of declining organic revenue, we grew total revenue because of our disciplined acquisition program.
•	Workforce and expense discipline. We held our compensation and operating expense ratios steady year over year.
•	Margins. We improved our margins year over year.
•	Continued financial stability. We again maintained significant liquidity and remained well within our debt covenants.

In addition to the above achievements, the Compensation Committee noted that Mr. Gallagher substantially met all of his individual performance goals, as follows:

•	Actively manage revenue and earnings growth through the financial crisis

•	Set strategy around capital planning
•	Reinvigorate sales culture
•	Continue to aggressively target expense control
•	Continue to recruit top talent
•	Maintain our unique “Gallagher culture”
•	Continue our successful M&A strategy
•	Promote the company to stakeholders

After considering all of these factors, the Compensation Committee awarded Mr. Gallagher an annual cash incentive payment of $1,000,000 (100% of base salary), the maximum award for which he was eligible and the same amount he received in 2009.

Annual Cash Incentive Compensation of the Other Named Executive Officers.    Mr. Gallagher assessed and documented the performance of the other named executive officers and recommended award amounts in light of the maximum award for which each named executive officer was eligible, our revenue and EBITAC performance, achievement by each named executive officer, other than Mr. Howell, of the above-stated Business Unit Performance Measures, and each officer’s individual performance goals. The Compensation Committee reviewed Mr. Gallagher’s recommendations and approved the award amounts as described below.

Douglas K. Howell.    Mr. Howell has been our chief financial officer since 2003. As the leader of our finance organization, Mr. Howell’s financial objectives focused on our overall performance and were the same as Mr. Gallagher’s. Mr. Howell implemented and maintained expense savings initiatives critical to the improvement in our EBITAC margin and successfully managed our liquidity. In addition, Mr. Howell substantially achieved all of his individual performance goals, as follows:

•	Explore back-office expense reduction initiatives totaling $20 million
•	Develop strategy to reduce real estate costs
•	Explore strategic alternatives with respect to India operations
•	Move our clean-energy operations into consistent production; explore strategic alternatives for clean-energy operations
•	Communicate with investors regarding clean-energy operations
•	Replace our expiring line of credit

With respect to Mr. Howell’s expense reduction goal, he initiated back-office expense reduction efforts totaling approximately $17 million on a full-year basis. In light of the Compensation Committee’s assessment of Mr. Howell’s performance, Mr. Howell received an award of $600,000 (100% of base salary).

James W. Durkin.    Mr. Durkin is the leader of our employee benefits brokerage unit and has held this position since 1985. In 2010, his unit achieved year-over-year EBITAC growth of 0.8% and revenue growth of 2.3% despite the difficult operating environment and market uncertainty created by the passage of healthcare reform in the United States. In addition, Mr. Durkin substantially achieved all of his individual performance goals, as follows:

•	Integrate acquisitions completed in 2010
•	Complete six new acquisitions representing $12 million in incremental annualized revenue
•	Continue focus on cross selling with other divisions
•	Continue to align marketing and service deliverables with customer segments
•	Continue to strengthen human resources support within the division

With respect to Mr. Durkin’s acquisition goal, he completed nine acquisitions representing incremental annualized revenue of approximately $28 million. In light of the Compensation Committee’s assessment of Mr. Durkin’s performance, Mr. Durkin received an award of $625,000 (100% of base salary).

James S. Gault.    Mr. Gault is the leader of our property/casualty brokerage unit and has held this position since 2002. In 2010, his unit exceeded its budget for both revenue and EBITAC, achieving year-over-year EBITAC growth of (1.8)% and revenue growth of 0.2%. In addition, Mr. Gault achieved substantially all of his individual performance goals, as follows:

•	Continue to focus on professional standards in branch offices
•	Continue to take advantage of cost saving opportunities through our India operation
•	Manage division headcount and grow number of producers
•	Continue to focus on cross selling with other divisions

In light of the Compensation Committee’s assessment of Mr. Gault’s performance, Mr. Gault received an award of $600,000 (86% of base salary).

David E. McGurn.    Mr. McGurn is the leader of our wholesale brokerage unit and has held this position since 2001. In 2010, his unit exceeded its budgeted revenue and EBITAC for the year, achieving year-over-year EBITAC growth of 35.1% and revenue growth of 18.8%. In addition to the financial performance described above, Mr. McGurn substantially achieved all of his individual performance goals, as follows:

•	Increase organic growth
•	Align division’s sales and service deliverables with pay
•	Increase productivity and pretax margins
•	Hire, develop and retain talent
•	Grow through mergers and acquisitions

In light of the Compensation Committee’s assessment of Mr. McGurn’s performance, Mr. McGurn received an award of $550,000 (100% of base salary).

Long-Term Incentive Compensation

Overview.    Long-term incentives are designed to tie a significant portion of our named executive officers’ compensation to our performance, create a meaningful alignment of our named executive officers’ financial interests with those of stockholders, and encourage long-term retention. Long-term incentive opportunities are greater for those executive officers who have greater direct impact on our financial results. Each year the Compensation Committee establishes a budget that defines the maximum dollar value transfer that can be delivered, in the aggregate, to all of our employees (including our named executive officers) through a portfolio of long-term incentive awards including stock options, restricted stock units and awards under our Performance Unit Program. The budget takes into consideration factors such as burn rate, the appropriate mix of compensation elements and establishes the maximum value of grants to be delivered to each named executive officer.

2010 Long-Term Incentive Compensation Decisions.    In 2010, each named executive officer was eligible to receive an equity award value based on a percentage of base salary. The Compensation Committee determined this percentage using its discretion based upon a number of factors, including retention considerations, internal pay equity considerations, external market data and our historical practices. As a reference, the Compensation Committee also reviewed long-term incentive opportunities provided to similarly situated executives at peer group companies. This award value was converted into stock options, restricted stock units and PUP awards. Given our burn-rate limitations, awards for named executive officers who had met their minimum ownership requirements under our stock ownership guidelines were more heavily weighted towards the PUP. The award for Mr. Howell, who had not yet met his minimum stock ownership requirements due to his shorter tenure with us, was more heavily weighted toward restricted stock units. The award amounts and the allocation percentages among options, restricted stock units and PUP awards are summarized below:

NAMED EXECUTIVE OFFICER	TARGET PERCENT OF SALARY	TARGET GRANT AMOUNT	OPTIONS	RESTRICTED STOCK UNITS	PUP AWARDS
J. Patrick Gallagher, Jr.	100%	$1,000,000	20%	20%	60%
Douglas K. Howell	65%	$390,000	10%	80%	10%
James W. Durkin, Jr.	65%	$406,250	10%	10%	80%
James S. Gault	65%	$455,000	10%	10%	80%
David E. McGurn, Jr.	65%	$357,505	10%	10%	80%

Performance Unit Program (PUP).    Under our PUP, which we administer under our stockholder-approved SMIP, the Compensation Committee awards a number of performance units each year to the named executive officers. These PUP awards are cash-settled equity awards tied to our stock performance. Performance units are earned based on achievement of a performance measure set annually by the Compensation Committee. Earned performance units cliff vest on the third anniversary of the first day of the year in which the award was granted. On the vesting date, the amount of the payout is determined by multiplying the number of earned performance units by the trailing twelve month average price of our common stock for the calendar year prior to the vesting date (the TTM Price). The TTM Price is subject to an upper limit of 150% and a lower limit of 50% of our stock price on the date of grant. In 2010, the Compensation Committee established a performance measure tied to EBITAC growth and determined that for any of the 2010 PUP awards to be earned we would have to achieve EBITAC growth of at least 5.0%. In 2010 we had EBITAC growth of 2.7%. As a result, no portion of the 2010 PUP award opportunity was earned by our named executive officers.

Deferred Equity Participation Plan (Age 62 Plan)

Overview.    Under our Age 62 Plan, we contribute either cash or restricted stock to a “rabbi trust” in amounts approved by the Compensation Committee in the names of the plan participants. Contributions under the Age 62 Plan do not vest until executives reach age 62, and remain subject to the claims of our creditors. Accordingly, executives may not withdraw contributions from the plan, and the amounts in the plan are subject to forfeiture in the event of a voluntary termination of employment, prior to age 62. Prior to 2007, we contributed restricted stock into the Age 62 Plan. Because of burn-rate considerations, in 2007 we began making cash contributions under the plan. Restricted stock previously contributed under the plan provides an incentive for our named executive officers to manage our company for earnings growth and total stockholder return. The deferred realization of cash and restricted stock awards encourages retention of our named executive officers until their normal retirement age. Distributions are made in the form of common stock to the extent restricted stock was contributed, and in cash to the extent cash was contributed. Dividends earned on the restricted stock previously contributed under the Age 62 Plan may be used to acquire additional shares of common stock or may otherwise be invested in the discretion of the Compensation Committee. In 2007, 2008, 2009 and 2010, we contributed only cash under the plan.

2010 Age 62 Plan decisions.    On March 2, 2010, the Compensation Committee made cash awards under the Age 62 Plan to our named executive officers as follows: Mr. Gallagher—$600,000; Mr. Howell—$300,000; Mr. Durkin—$350,000; Mr. Gault—$400,000; and Mr. McGurn—$200,000. In determining these discretionary long-term incentive and retention awards, the Compensation Committee took into account an overall assessment of each executive, including consideration of individual and company performance in 2009 (as described in our 2010 proxy statement). The Committee also considered the competitive assessment undertaken by its compensation consultant, particularly the conclusion that our named executive officers’ long-term incentive compensation is below the median for our peer group. The Compensation Committee increased Mr. Gallagher’s award from $500,000 in 2009 to $600,000 in 2010 because his long-term incentive opportunity was determined to be significantly below that of his peer group.

Benefits and Perquisites

Under our 401(k) Savings and Thrift Plan (401(k) Plan), a tax qualified retirement savings plan, participating employees, including our named executive officers, may contribute up to 75% of their earnings on a before-tax basis into their 401(k) Plan accounts, subject to limitations imposed by the Internal Revenue Service (IRS). Under the 401(k) Plan, we match an amount equal to one dollar for every dollar an employee contributes on the first 5% of his or her regular earnings. The 401(k) Plan has other standard terms and conditions. We also have a Supplemental Savings and Thrift Plan (Supplemental Plan), which allows certain highly compensated employees, including our named executive officers, to defer additional amounts on a before-tax basis. For a description of the Supplemental Plan, see page 24 under “Nonqualified Deferred Compensation.” In order to maintain market competitiveness and promote retention of executive officers, we also provide limited perquisites, including reimbursement of certain expenses for named executive officers related to automobile use and certain club memberships.

Tax Considerations

The Internal Revenue Code limits the deductibility for Federal income tax purposes of certain compensation payable to certain highly-compensated employees of publicly held corporations. Some types of compensation are excluded from the limitations. We generally attempt to preserve the Federal income tax deductibility of compensation paid when doing so would be appropriate and in our and our stockholders’ best interests. However, we reserve the right to authorize the payment of nondeductible compensation when appropriate.

Stock Ownership Guidelines

We encourage stock ownership by our executive officers to align their financial interests with those of our stockholders. These guidelines provide that (i) our CEO should own equity having a value not less than five times his base salary, (ii) senior executive officers (including our named executive officers) should own equity having a value not less than three times their base salary and (iii) the other executive officers should own equity having a value not less than two times their base salary. Under these guidelines, the officers must own the required number of shares within five years of the later of their date of hire, the date the officer was promoted to the applicable position or the date of adoption of the guidelines. All shares owned directly or indirectly by officers, all unvested restricted stock units, and all shares in an officer’s Age 62 Plan account are included in determining the number of shares owned for the purposes of meeting these share ownership guidelines. All of our named executive officers are currently in compliance with these guidelines.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
J. Patrick Gallagher, Jr.	2010	1,000,000	817,163	196,403	1,000,000	36,544	763,262	3,813,372
Chairman, President and Chief Executive Officer	2009	1,000,000	1,000,014	—	1,000,000	40,869	653,099	3,693,982
	2008	1,000,000	900,006	69,528	500,000	32,415	537,026	3,038,975

Douglas K. Howell	2010	600,000	367,934	34,830	600,000	1,242	425,093	2,029,099
Corporate Vice President and Chief Financial Officer	2009	525,000	341,264	—	525,000	1,095	410,642	1,803,001
	2008	525,000	307,127	23,725	400,000	1,700	383,761	1,641,313

James W. Durkin, Jr.	2010	625,000	373,556	44,505	625,000	38,217	446,595	2,152,873
Corporate Vice President President, Employee Benefit Consulting and Brokerage	2009	550,000	357,513	—	550,000	46,190	455,215	1,958,918
	2008	550,000	321,759	24,856	550,000	34,179	385,900	1,866,694

James S. Gault	2010	700,000	418,994	49,343	600,000	34,440	458,936	2,261,713
Corporate Vice President President, Property/Casualty Brokerage	2009	700,000	455,004	—	700,000	38,517	455,276	2,348,797
	2008	700,000	409,500	31,636	350,000	30,550	357,627	1,879,313

David E. McGurn, Jr.	2010	550,008	329,278	38,700	550,000	32,185	261,450	1,761,621
Corporate Vice President President, Wholesale Brokerage	2009	550,008	357,513	—	250,000	34,218	258,187	1,449,926
	2008	550,008	321,763	24,856	200,000	28,389	149,307	1,274,523

(1)	This column includes the full grant date fair value of stock awards granted during each fiscal year. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (formerly SFAS 123R). In accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to stock grants, refer to Notes 12 and 13 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	The amounts reported in this column for the PUP represent the value of each award at the grant date based upon the probable outcome of the performance conditions under the program, determined in accordance with FASB ASC Topic 718. In accordance with SEC rules, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For a discussion of the PUP, see page 17. Based on our 2010 performance, the 2010 grant will not be paid. However, if it could be paid, the maximum award values would have been as follows: Mr. Gallagher—$911,210; Mr. Howell—$61,278; Mr. Durkin—$490,116; Mr. Gault—$549,767; and Mr. McGurn—$432,204.

(3)	This column represents the full grant date fair value of stock option awards granted during each fiscal year. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718. In accordance with rules of the SEC, any estimate for forfeiture is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to option grants, refer to Note 11 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	This column represents annual cash incentives awarded under the SMIP related to services rendered in 2008, 2009 and 2010. Awards are reported for the year in which they are earned, regardless of the year in which they are paid. The 2008, 2009 and 2010 annual cash incentive awards were paid fully in cash in March of 2009, 2010 and 2011, respectively.

(5)	The amounts shown in this column represent the aggregate change in actuarial present value of each named executive officer’s benefits under our pension plan.

(6)	Includes the following for 2010:

Named Executive Officer	Corporate Auto Usage	Club Memberships Not Exclusively For Business Use and Other Taxable Benefits	401(k) Match	Supplemental Savings and Thrift Plan Match	Group Term Life and Long-Term Disability Insurance Premiums	Dividend Equivalents on Unvested Restricted Stock Units
J. Patrick Gallagher, Jr	$7,920	$21,235	$12,250	$87,750	$5,262	$28,845
Douglas K. Howell	7,920	745	12,250	44,000	2,070	58,108
James W. Durkin, Jr.	7,920	13,222	12,250	46,500	7,884	8,819
James S. Gault	5,520	56	12,250	25,000	5,262	10,848
Dave E. McGurn, Jr.	7,920	—	12,250	27,500	5,262	8,518

(7)

Includes amounts contributed in cash to the Age 62 Plan. On March 2, 2010 the following amounts were awarded under the Age 62 Plan: Mr. Gallagher—$600,000; Mr. Howell—$300,000; Mr. Durkin—$350,000; Mr. Gault—$400,000; and Mr. McGurn—

$200,000. Starting with 2010, we are reporting company contributions, aggregate earnings, withdrawals and year-end balances in the Age 62 Plan in the Nonqualified Deferred Compensation Table. In order to provide for a consistent and comparable presentation of compensation for all three years, however, we are continuing to report company contributions into the Age 62 Plan in the “All Other Compensation” column of the Summary Compensation Table (but are removing from such column dividend equivalents accrued on shares held in the Age 62 Plan, which are reflected in the Nonqualified Deferred Compensation Table).

Grants of Plan-Based Awards

Name	Plan	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
J. Patrick Gallagher, Jr.	LTIP(1)	3/2/10	—	—	—	—	—	—	—	50,750	24.13	196,403
	LTIP(2)	3/2/10	—	—	—	—	—	—	8,690	—	—	209,690
	SMIP(3)	3/2/10	—	—	—	303,737	607,473	911,210	—	—	—	607,473
	SMIP(4)	N/A	N/A	1,000,000	1,500,000	—	—	—	—	—	—	N/A

Douglas K. Howell	LTIP(1)	3/2/10	—	—	—	—	—	—	—	9,000	24.13	34,830
	LTIP(2)	3/2/10	—	—	—	—	—	—	13,555	—	—	327,082
	SMIP(3)	3/2/10	—	—	—	20,426	40,852	61,278	—	—	—	40,852
	SMIP(4)	N/A	N/A	600,000	900,000	—	—	—	—	—	—	N/A

James W. Durkin, Jr.	LTIP(1)	3/2/10	—	—	—	—	—	—	—	11,500	24.13	44,505
	LTIP(2)	3/2/10	—	—	—	—	—	—	1,940	—	—	46,812
	SMIP(3)	3/2/10	—	—	—	163,372	326,744	490,116	—	—	—	326,744
	SMIP(4)	N/A	N/A	625,000	937,500	—	—	—	—	—	—	N/A

James S. Gault	LTIP(1)	3/2/10	—	—	—	—	—	—	—	12,750	24.13	49,343
	LTIP(2)	3/2/10	—	—	—	—	—	—	2,175	—	—	52,483
	SMIP(3)	3/2/10	—	—	—	183,256	366,511	549,767	—	—	—	366,511
	SMIP(4)	N/A	N/A	700,000	1,050,000	—	—	—	—	—	—	N/A

David E. McGurn, Jr.	LTIP(1)	3/2/10	—	—	—	—	—	—	—	10,000	24.13	38,700
	LTIP(2)	3/2/10	—	—	—	—	—	—	1,705	—	—	41,142
	SMIP(3)	3/2/10	—	—	—	144,068	288,136	432,204	—	—	—	288,136
	SMIP(4)	N/A	N/A	550,000	825,000	—	—	—	—	—	—	N/A

(1)	This line includes stock options granted to our named executive officers on March 2, 2010 under our 2009 Long-Term Incentive Plan. The stock options vest 20% on each of the first five anniversaries of the grant date.

(2)	This line includes restricted stock units granted to our named executive officers on March 2, 2010 under our 2009 Long-Term Incentive Plan. The restricted stock units vest on March 2, 2014.

(3)	The amounts in this line represent the range of possible award the named executive officer would have been eligible to receive on January 1, 2013 related to performance under the PUP (administered under the SMIP) as of the date of grant, March 2, 2010. Because we did not achieve the minimum performance target for the program in 2010, there will be no payout for these 2010 awards. Please see page 17 for more information.

(4)	The amounts in this line represent the range of possible annual cash incentive award the named executive officer was eligible to receive in March 2011, or later, related to 2010 performance under the SMIP. The amounts were subject to performance criteria and subject to the Compensation Committee’s downward discretion. There is no threshold payout level for these awards. The amounts actually awarded to each named executive officer are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and are more fully discussed in footnote (4) thereto.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

For information regarding our annual cash incentive compensation program, long-term incentive compensation program consisting of restricted stock units, stock options and PUP awards, and our Age 62 Plan, please see pages 14-18.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (#)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
J. Patrick Gallagher, Jr.	7/20/01	22,500	2,500	26.50	7/19/11	—	—
	7/22/02	20,000	5,000	22.70	7/21/12	—	—
	7/17/03	35,000	15,000	24.90	7/16/13	—	—
	4/1/04	9,016	6,008	33.28	3/31/14	—	—
	7/22/04	30,000	20,000	29.42	7/21/14	—	—
	5/17/05	9,225	9,225	27.10	5/16/15	—	—
	7/21/05	25,000	25,000	27.25	7/20/15	—	—
	5/16/06	10,360	15,537	27.03	5/15/16	—	—
	5/15/07	10,001	6,666	28.65	5/14/17	—	—
	3/5/08	7,106	10,656	23.76	3/4/18	—	—
	3/2/10	0	50,750	24.13	3/1/17	—	—
						81,073	2,012,814

Douglas K. Howell	3/3/03	52,500	22,500	24.58	3/2/13	—	—
	4/1/04	2,256	1,500	33.28	3/31/14	—	—
	7/22/04	21,000	14,000	29.42	7/21/14	—	—
	7/21/05	17,500	17,500	27.25	7/20/15	—	—
	5/16/06	1,036	1,554	27.03	5/15/16	—	—
	5/15/07	6,825	4,550	28.65	5/14/17	—	—
	10/18/07	15,000	35,000	27.94	10/17/17	—	—
	3/5/08	2,425	3,636	23.76	3/4/18	—	—
	3/2/10	0	9,000	24.13	3/1/17	—	—
						50,692	1,442,936

James W. Durkin, Jr.	7/20/01	18,000	2,000	26.50	7/19/11	—	—
	7/22/02	16,000	4,000	22.70	7/21/12	—	—
	7/17/03	14,000	6,000	24.90	7/16/13	—	—
	7/22/04	18,000	12,000	29.42	7/21/14	—	—
	7/21/05	15,000	15,000	27.25	7/20/15	—	—
	5/15/07	3,576	2,382	28.65	5/14/17	—	—
	3/5/08	2,540	3,810	23.76	3/4/18	—	—
	3/2/10	0	11,500	24.13	3/1/17	—	—
						27,818	685,681

James S. Gault	7/20/01	18,000	2,000	26.50	7/19/11	—	—
	7/22/02	20,000	5,000	22.70	7/21/12	—	—
	7/17/03	24,500	10,500	24.90	7/16/13	—	—
	7/22/04	21,000	14,000	29.42	7/21/14	—	—
	7/21/05	17,500	17,500	27.25	7/20/15	—	—
	5/15/07	4,551	3,032	28.65	5/14/17	—	—
	3/5/08	3,234	4,848	23.76	3/4/18	—	—
	3/2/10	0	12,750	24.13	3/1/17	—	—
						35,109	864,095

David E. McGurn, Jr	7/20/01	18,000	2,000	26.50	7/19/11	—	—
	7/22/02	16,000	4,000	22.70	7/21/12	—	—
	7/17/03	24,500	10,500	24.90	7/16/13	—	—
	7/22/04	21,000	14,000	29.42	7/21/14	—	—
	7/21/05	15,000	15,000	27.25	7/20/15	—	—
	5/15/07	3,576	2,382	28.65	5/14/17	—	—
	3/5/08	2,540	3,810	23.76	3/4/18	—	—
	3/2/10	0	10,000	24.13	3/1/17	—	—
						27,583	678,847

(1)	Stock options vest in accordance with the following vesting schedule:

Grant Dates	One-tenth vest each:
7/20/01	January 1st of each year starting January 1, 2002 with the last vesting date on January 1, 2011
7/22/02	January 1st of each year starting January 1, 2003 with the last vesting date on January 1, 2012
3/3/03	January 1st of each year starting January 1, 2004 with the last vesting date on January 1, 2013
7/17/03	January 1st of each year starting January 1, 2004 with the last vesting date on January 1, 2013
4/1/04	January 1st of each year starting January 1, 2005 with the last vesting date on January 1, 2014

Grant Dates	One-tenth vest each:
7/22/04	January 1st of each year starting January 1, 2005 with the last vesting date on January 1, 2014
5/17/05	January 1st of each year starting January 1, 2006 with the last vesting date on January 1, 2015
7/21/05	January 1st of each year starting January 1, 2006 with the last vesting date on January 1, 2015
5/16/06	January 1st of each year starting January 1, 2007 with the last vesting date on January 1, 2016
10/18/07	January 1st of each year starting January 1, 2008 with the last vesting date on January 1, 2017

Grant Dates	One-Fifth vest on each of:
5/15/07	May 15, 2008, May 15, 2009, May 15, 2010, May 15, 2011 and May 15, 2012
3/5/08	March 5, 2009, March 5, 2010, March 5, 2011, March 5, 2012 and March 5, 2013
3/2/10	March 2, 2011, March 2, 2012, March 2, 2013, March 2, 2014 and March 2, 2015

(2)	The following table provides information with respect to the vesting of each named executive officer’s unvested restricted stock units and unvested PUP awards as of December 31, 2010:

Vesting Dates	Type of award	Mr. Gallagher	Mr. Howell	Mr. Durkin	Mr. Gault	Mr. McGurn
5/15/11	Restricted Stock Units*	3,490	3,573	1,248	1,588	1,248
1/1/12	PUP Award**	58,538	5,295	20,928	26,634	20,928
3/5/12	Restricted Stock Units*	4,209	11,490	1,505	1,915	1,505
3/4/13	Restricted Stock Units*	6,146	16,779	2,197	2,797	2,197
3/2/14	Restricted Stock Units*	8,690	13,555	1,940	2,175	1,705
Total		81,073	50,692	27,818	35,109	27,583

*	Restricted stock units granted in 2007, 2008, 2009 and 2010. Each grant had a vesting date four years from the date of grant.

**	Number of performance units held by the named executive officer from grant in 2009. For a description of the mechanics of the PUP see page 17.

(3)	Amounts in these columns are based on a closing stock price of $29.08 for our common stock on December 31, 2010 for the restricted stock units and $23.19 for the PUP awards.

2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
J. Patrick Gallagher, Jr.	27,000	215,384	14,241	307,002
Douglas K. Howell	—	—	3,037	65,473
James W. Durkin, Jr.	30,000	189,373	5,091	109,759
James S. Gault	20,000	104,568	6,480	139,686
David E. McGurn, Jr.	30,000	205,992	5,091	109,759

(1)	In 2010, we made payments in connection with the vesting of earned performance units under our 2007 PUP awards. Based on 2007 EBITA performance (the performance measure for that year), 51% of the 2007 PUP award opportunity was earned. The vesting date for the 2007 awards was January 1, 2010. Our stock price on the date of grant was $28.65, and the TTM Price on January 1, 2010 was $21.558. Please see the description of the PUP provided on page 17 for additional information.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
J. Patrick Gallagher, Jr.	Arthur J. Gallagher & Co. Employees’ Pension Plan	25	415,274
Douglas K. Howell	Arthur J. Gallagher & Co. Employees’ Pension Plan	1	11,375
James W. Durkin, Jr.	Arthur J. Gallagher & Co. Employees’ Pension Plan	25	463,868
James S. Gault	Arthur J. Gallagher & Co. Employees’ Pension Plan	25	391,375
David E. McGurn, Jr.	Arthur J. Gallagher & Co. Employees’ Pension Plan	25	349,898

We maintain the Arthur J. Gallagher & Co. Employees’ Pension Plan (the Pension Plan) which is qualified under the Internal Revenue Code and which historically covered substantially all domestic employees. In 2005, we amended the Pension Plan to freeze the accrual of future benefits for all domestic employees effective July 1, 2005. Benefits under the Pension Plan are based upon the employee’s highest average annual earnings for a five calendar-year period with us and are payable after retirement in the form of an annuity or a lump sum. The maximum amount of annual earnings that may be considered in calculating benefits under the Pension Plan is $210,000 (the maximum amount of annual earnings allowable by law in 2005, the last year that benefits accrued under the Pension Plan).

Benefits under the Pension Plan are calculated as an annuity equal to 1% of the participant’s highest annual average earnings multiplied by years of service, and commencing upon the participant’s retirement on or after age 65. The maximum benefit under the pension plan upon retirement would be $53,318 per year, payable at age 65 in accordance with IRS regulations. Participants also may elect to commence their pensions anytime on or after attaining age 55 if they retire prior to age 65, with an actuarial reduction to reflect the earlier commencement date. Except for Mr. Howell, all of our named executive officers are eligible to take the early retirement option highlighted in the previous sentence. For additional information on the valuation assumptions with respect to pensions, refer to Note 15 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010.

Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
J. Patrick Gallagher, Jr.	Age 62 Plan	—	600,000	1,007,963	—	5,298,210
	Supplemental Plan	100,000	87,750	769,265	—	4,975,090
Douglas K. Howell	Age 62 Plan	—	300,000	323,077	—	2,077,221
	Supplemental Plan	51,606	44,000	203,911	—	1,469,916
James W. Durkin, Jr.	Age 62 Plan	—	350,000	582,888	—	3,190,626
	Supplemental Plan	117,500	46,500	170,688	—	1,168,954
James S. Gault	Age 62 Plan	—	400,000	652,793	—	3,548,209
	Supplemental Plan	25,000	25,000	198,652	—	1,804,989
David E. McGurn, Jr.	Age 62 Plan	—	200,000	571,280	—	2,728,422
	Supplemental Plan	27,500	27,500	152,109	—	1,458,791

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for 2010.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Amounts in this column are not included in the Summary Compensation Table. These amounts represent the change in market value on amounts previously deferred under the Supplemental Plan and on our contributions to the Age 62 Plan, based on the actual market-rate returns and dividend equivalents credited to participant accounts for the period January through December 2010. Participants are able to invest their Supplemental Plan account balances among a number of investment options that include various mutual funds, an annuity product and our common stock, and may change such elections on any regular business day. Our contributions to the Age 62 Plan are credited with the actual market-rate returns on the mutual funds on which such contributions are invested or with dividend equivalents on our common stock, as determined by the Compensation Committee, in its sole discretion.

(4)	Of the total amounts shown in this column for the Age 62 Plan, the following amounts have been previously reported as compensation in Summary Compensation Tables for previous years: Mr. Gallagher—$4,300,000; Mr. Howell—$1,850,000; Mr. Durkin—$2,100,000; Mr. Gault—$2,900,000; and Mr. McGurn—$1,650,000.

All amounts in this table pertain to the Supplemental Plan or the Age 62 Plan. The material terms of the Age 62 Plan are provided above on page 18. Under the Supplemental Plan, which allows certain highly compensated employees to defer amounts on a before-tax basis, employees who have compensation greater than $245,000 may elect to defer up to 90% of their salary and up to 100% of their annual cash incentive payment. We match any deferrals of salary and annual cash incentive payments on a dollar-for-dollar basis up to the lesser of (i) the amount deferred or (ii) 5% of the employee’s regular earnings minus the maximum contribution that we could have matched under the 401(k) Plan. Such employees may also defer restricted stock unit and PUP awards under the Supplemental Plan. Such deferrals are not subject to company matching. Amounts held in the Supplemental Plan accounts are payable as of the employee’s termination of employment, or such other time as the employee elects in advance of the deferral, subject to certain exceptions set forth in IRS regulations.

DIRECTOR COMPENSATION

The Board sets the amount and form of director compensation based upon recommendations made by the Compensation Committee. Mr. Gallagher receives no additional compensation for his service as a director. A substantial portion of each non-employee director’s total annual compensation consists of equity grants, in the form of restricted stock units and/or stock options. On May 11, 2010, each non-employee director was granted restricted stock units with respect to 1,483 shares of common stock and a stock option with respect to 9,375 shares of common stock, all of which vest on the first anniversary of the date of grant (or immediately upon a director’s departure from the Board). Under both the 2009 Long-Term Incentive Plan and the proposed 2011 Long-Term Incentive Plan, each non-employee director may also elect to receive an additional stock option in lieu of all or part of the annual cash retainer otherwise payable to such director for Board and committee service, which consists of an annual retainer of $75,000 and fees of $1,000 for each in-person and $500 for each teleconference Board or committee meeting attended (with only one attendance fee paid for multiple meetings on the same day). The Chair of the Audit Committee receives an additional annual fee of $10,000 and the Chairs of the Compensation and Nominating/Governance Committees each receive an additional annual fee of $5,000. Directors are reimbursed for travel and accommodation expenses incurred in connection with attending Board and committee meetings. In addition, each director was eligible in 2010 to participate in a matching charitable gift program via the Gallagher Foundation, whereby a matching contribution of up to $1,000 is made to charitable organizations on behalf of an individual.

Director Deferral Plan.    Directors may elect to defer all or a portion of their annual cash retainer or restricted stock units under our Deferral Plan for Nonemployee Directors (Director Deferral Plan). Deferred cash retainers and restricted stock units are converted to notional stock units, which are credited with dividend equivalents when dividends are paid on our common stock. Deferred restricted stock units are distributed in the form of common stock, and deferred cash retainers and accrued dividend equivalents are distributed in cash, at a date specified by each director or upon such director’s departure from the Board.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
William L. Bax	96,000	37,505	39,662	4,113	177,280

Frank E. English, Jr.	86,000	37,505	39,662	1,424	164,591

Ilene S. Gordon	87,500	37,505	39,662	3,113	167,780

Elbert O. Hand	83,000	37,505	39,662	4,113	164,280

David S. Johnson	86,250	37,505	39,662	4,113	167,530

Kay W. McCurdy	83,000	37,505	39,662	4,113	164,280

Norman L Rosenthal	86,000	37,505	39,662	4,113	167,280

James R. Wimmer	90,500	37,505	39,662	3,113	170,780

Total	698,250	300,040	317,296	27,215	1,343,801

(1)	This column represents the full grant date fair value of restricted stock awards granted in 2010 in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (formerly SFAS 123R), except that in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to awards of restricted stock units, refer to Note 13 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010. The number of restricted stock units outstanding for each director as of December 31, 2010 was: Mr. Bax—2,803 shares; Mr. English—1,483 shares; Ms. Gordon—2,803 shares; Mr. Hand—2,803 shares; Mr. Johnson—2,803 shares; Ms. McCurdy—2,803 shares; Dr. Rosenthal—2,803 shares; and Mr. Wimmer—2,803 shares.

(2)	This column represents the full grant date fair value of option awards granted in 2010 in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to option award grants, refer to Note 11 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010. The number of option awards outstanding as of December 31, 2010 for each director listed above was as follows: Mr. Bax—18,750; Mr. English—18,750; Ms. Gordon—148,750; Mr. Hand—95,250; Mr. Johnson—68,750; Ms. McCurdy—33,249; Dr. Rosenthal—18,750 and Mr. Wimmer—161,054. Some of these options were previously issued under our 1989 Non-Employee Directors’ Stock Option Plan, which was replaced by the 2009 Long-Term Incentive Plan.

(3)	Includes dividends paid on shares outstanding as of December 31, 2010 related to unvested restricted stock awards for each director and matching contributions made to charitable organizations on behalf of the director by the Gallagher Foundation. Matching contributions of $1,000 were made for each of Mr. Bax, Mr. Hand, Mr. Johnson, Ms. McCurdy and Dr. Rosenthal.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change-in-Control Agreements

We provide our named executive officers with change-in-control agreements, which we believe are an important part of their overall compensation. In addition to helping secure their continued dedication to stockholder interests prior to or following a change in control, the Compensation Committee also believes these agreements are important for recruitment and retention, as all or nearly all of our competitors have similar agreements in place for their senior employees. In general, compensation levels under these agreements are separate and unrelated to named executive officers’ overall compensation decisions for a given year.

Double trigger.    Each named executive officer’s change-in-control agreement provides for payments if there is a “Termination” of the executive within 24 months after a “Change in Control” (commonly referred to in combination as a “double trigger”). Under the agreements:

•

A “Change in Control” occurs (i) if a person or group is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the voting power to elect directors, (ii) if there is a change in the composition of the Board such that within a period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board and any new directors elected or nominated by at least two-thirds of the directors who were either directors at the beginning of the two-year period or were so elected or nominated, cease for any reason to constitute at least a majority of the Board, or (iii) our stockholders approve the sale of all or substantially all of our assets or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in (i) or (ii) above.

•

A “Termination” means either (i) a termination of the employment of the executive by us for any reason other than death, physical or mental incapacity or “cause” (defined as gross misconduct or willful and material breach of the change-in-control agreement by the executive) or (ii) resignation of the executive upon the occurrence of (1) a material change in the nature or scope of the executive’s authorities, powers, functions or duties, (2) a reduction in the executive’s total compensation, (3) any relocation of the executive’s principal place of employment more than 35 miles from the executive’s location prior to the Change in Control, (4) a breach of the change-in-control agreement by us or (5) a good faith determination by the executive that as a result of the Change in Control, the executive’s position is materially affected.

Payments.    Under the change-in-control agreements, each named executive officer subject to Termination within 24 months after a Change in Control is entitled to receive:

•

Severance—two-times salary and annual cash incentive.    A lump sum severance payment equal to salary and annual cash incentive compensation payments for a 24-month period on the basis of a salary rate not less than the executive’s annual salary prior to the termination, or if greater, the salary at the time of the Change in Control and the annual cash incentive payment prior to termination or, if greater, the annual cash incentive payment prior to the Change in Control. The severance payment would be made in a lump sum not more than seven days after the date of termination.

•

Excise tax gross-up payments.    Our existing change-in-control agreements provide that the named executive officer would be eligible to receive an excise tax “gross-up” payment as defined in Sections 280G and 4999 of the Internal Revenue Code, relating to so-called “excess parachute payments.” However, it is our policy, and has been our practice since 2008, not to enter into new change-in-control agreements that contain excise tax gross-ups, or amend existing change-in-control agreements without removing these provisions.

•

Participation in benefit plans.    The change-in-control agreements also provide that the executive would continue to participate in welfare benefit plans, including medical, dental, life and disability insurance, on the same basis and at the same cost as prior to the Termination, for the shorter of a two-year period or until the executive becomes covered by a different plan with coverage or benefits equal to or greater than the plan provided by us. The named executive officer is also entitled to any unpaid salary and a lump sum cash payment for accumulated but unused vacation.

Other Termination and Change-in-Control Payments

The table below shows potential incremental payments, benefits and equity award accelerations upon termination of our named executive officers. The amounts are determined under existing agreements and plans for various termination scenarios. The amounts assume that the trigger events for all such payments occurred on December 31, 2010 and use the closing price of our common stock on that date of $29.08 per share (except for our PUP awards, which assume a price per share of $23.19, the maximum price per share for the 2009 PUP awards). The amounts in the table below do not include the amount of pension or deferred compensation our named executive officers would receive under each termination scenario since these amounts are reflected in the “Pension Benefits” and “Nonqualified Deferred Compensation” tables presented above.

•

Stock options.    Our named executive officers are eligible to exercise their stock options upon termination of employment. If they are terminated with cause they are eligible to exercise all options that are vested at the time of termination. If they voluntarily resign or are terminated without cause and such named executive officer is under the age of 55, the named executive officer may exercise all options that have vested at the time of termination. If a named executive officer is 55 years of age or older, upon a voluntary resignation or termination without cause, (1) such officer immediately vests in all outstanding nonqualified stock options that were granted in 2006 or earlier and may exercise or retain such options through their original expiration date and (2) such officer may exercise or retain through their original expiration date all nonqualified stock options granted after 2007 that have vested as of the date of termination. If a named executive officer is terminated due to death or disability all options vest and they remain outstanding through their original expiration date. In the event of a termination upon a change in control as defined in the relevant equity plan, all options vest immediately and may be exercised through their original expiration date.

•

Restricted stock awards.    All of our named executive officers currently have outstanding restricted stock unit awards. To vest in these awards the named executive officer must either be employed by us when the units vest or be terminated for a reason other than cause. Accordingly, if a named executive officer resigns or is terminated for cause, he or she forfeits the restricted stock units. If the officer is terminated without cause he or she would retain the right to receive shares. If there is a change in control as defined in the relevant equity plan the awards immediately vest. If the named executive officer is terminated because of death or disability the awards immediately vest.

•

PUP awards.    All of our named executive officers have outstanding performance units under our Performance Unit Program. To receive payment under the program, the named executive officer must be employed by us at the time the units vest, except that the units vest and become immediately payable upon a change in control as defined in the plan.

•

Age 62 Plan.    All of our named executive officers participate in the Age 62 Plan. Amounts in this plan vest on the earliest to occur of (1) the date the participant turns 62, (2) death, (3) termination of employment because of disability, (4) termination in a manner that grants the person severance pay under our Severance Plan (filed as an exhibit to our Exchange Act filings) and (5) a change in control as defined in the plan. Accordingly, payments would be due under all of the termination scenarios other than a voluntary resignation or a termination for cause.

The table below does not reflect amounts with respect to plans or arrangements generally available to all employees.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination with Cause	Termination Without Cause	Death or Disability	Termination Without Cause or Resignation for Good Reason Following Change in Control

J Patrick Gallagher, Jr.

Severance Pay	$—	$—	$1,000,000	$—	$4,000,000
Stock Options (1)	656,224	459,308	656,224	966,993	966,993
Restricted Stock Units	—	—	—	655,318	655,318
PUP Awards	—	—	—	—	1,357,496
Age 62 Plan	—	—	5,298,210	5,298,210	5,298,210
Benefit Plan Participation (2)	—	—	—	—	25,711
Excise Tax Gross-Up	—	—	—	—	2,372,345
Total	$656,224	$459,308	$6,954,434	$6,920,521	$14,676,073

Douglas K. Howell

Severance Pay	$—	$—	$138,462	$—	$2,250,000
Stock Options	303,335	303,335	479,695	545,545	545,545
Restricted Stock Units	—	—	—	1,320,145	1,320,145
PUP Awards	—	—	—	—	122,791
Age 62 Plan	—	—	2,077,221	2,077,221	2,077,221
Benefit Plan Participation (2)	—	—	—	—	18,816
Excise Tax Gross-Up	—	—	—	—	1,960,037
Total	$303,335	$303,335	$2,695,378	$3,942,911	$8,294,555

James W. Durkin, Jr.

Severance Pay	$—	$—	$625,000	$—	$2,350,000
Stock Options (1)	332,750	249,540	332,750	410,969	410,969
Restricted Stock Units	—	—	—	200,361	200,361
PUP Awards	—	—	—	—	485,320
Age 62 Plan	—	—	3,190,626	3,190,626	3,190,626
Benefit Plan Participation (2)	—	—	—	—	44,610
Excise Tax Gross-Up	—	—	—	—	—
Total	$332,750	$249,540	$4,148,376	$3,801,956	$6,681,886

James S. Gault

Severance Pay	$—	$—	$700,000	$—	$2,800,000
Stock Options (1)	440,612	327,637	440,612	530,819	530,819
Restricted Stock Units	—	—	—	246,453	246,453
PUP Awards	—	—	—	—	617,642
Age 62 Plan	—	—	3,548,209	3,548,209	3,548,209
Benefit Plan Participation (2)	—	—	—	—	39,655
Excise Tax Gross-Up	—	—	—	—	1,615,577
Total	$440,612	$327,637	$4,688,821	$4,325,481	$9,398,355

David E. McGurn

Severance Pay	$—	$—	$550,008	$—	$1,600,016
Stock Options (1)	395,450	293,430	395,450	466,244	466,244
Restricted Stock Units	—	—	—	193,527	193,527
PUP Awards	—	—	—	—	485,320
Age 62 Plan	—	—	2,728,422	2,728,422	2,728,422
Benefit Plan Participation (2)	—	—	—	—	39,655
Excise Tax Gross-Up	—	—	—	—	1,299,652
Total	$395,450	$293,430	$3,673,880	$3,388,193	$6,812,836

(1)	A substantial portion of the values shown represent awards that have already vested.
(2)	Represents the lump sum present value of two years of benefits as described above under “Participation in Benefit Plans”.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related party transactions approval policy

We have adopted written policies and procedures for the review and approval or ratification of any “related party transaction,” defined as any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom is referred to as a “related person,” has a direct or indirect interest as set forth in Item 404 of Regulation S-K, as promulgated by the SEC. The policy provides that management must present to the Nominating/Governance Committee each related party transaction for the Committee’s review and approval (other than related party transactions involving director and executive officer compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Committee, subject to ratification by the Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party.

Related Party Transactions

Employment arrangements.    Since the beginning of fiscal 2010, we have engaged in the following related party transactions with immediate family members of some of our directors and executive officers, in each case on terms commensurate with that of other employees with equivalent qualifications and responsibilities and holding similar positions:

•	We employed a sister of Mr. Gallagher in 2010 as the head of a specialty sales unit within our brokerage segment, who received total compensation of $313,781.

•	We employed a brother of Mr. Gallagher in 2010 as a vice president and one of five regional managers within our brokerage segment, who received total compensation of $907,470.

•	We employed a brother-in-law of Mr. Gallagher in 2010 as a vice president of administration and development within our brokerage segment, who received total compensation of $623,587.

•

We employed a son of Mr. Gallagher in 2010 as a producer within our brokerage segment, who received total compensation of $1,062,018 (including cost-of-living adjustments and other expenses related to working overseas).

•

We employed a brother of Mr. Durkin in 2010 as the manager of a local sales office within our brokerage segment, who received total compensation of $589,431. In addition, in 2008, he was given two loans by the company totaling $325,000, both of which bear annual interest at 3.2%. No principal or interest was paid during 2010, and a portion of principal and interest was forgiven by the company (such amount is included in his compensation figure above). As of December 31, 2010, $198,120 was outstanding under these loans.

Advanced Group.    In 2010, we paid $262,831 to Advanced Group for certain temporary personnel-related services. A brother of Mr. Gallagher has an ownership interest in Advanced Group. We engaged Advanced Group in the ordinary course of business in accordance with our normal procedures for engaging service providers and on terms no less favorable than those that could be obtained from unaffiliated third parties.

Arthur J. Gallagher Foundation.    Mr. Gallagher is a trustee of The Arthur J. Gallagher Foundation, a private charitable foundation whose giving includes matching contributions to IRC 501(c)(3) qualified charitable organizations on behalf of our employees. In 2010, we donated all of our holdings in a private-equity fund, valued at $5.6 million, plus $2.5 million in cash, to the foundation, and the foundation provided matching contributions for our employees and directors totaling $1.0 million. In addition, certain of our employees provided administrative assistance to the foundation on a part-time basis.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents information concerning beneficial ownership of our common stock as of March 14, 2011 by: (i) each person we know to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our named executive officers, directors and director nominees; and (iii) all of our executive officers and directors as a group.

The percentage calculations in this table are based on a total of 110,068,504 shares of our common stock outstanding as of March 14, 2011. Unless otherwise indicated below, to our knowledge, the individuals and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. In addition, unless otherwise indicated, the address for all persons named below is c/o Arthur J Gallagher & Co., The Gallagher Centre, Two Pierce Place, Itasca, Illinois 60143.

			Common Stock Issuable Within 60 Days
Name	Shares of Common Stock		Stock Options (1)	Unvested Restricted Stock Awards (2)		Total Beneficial Ownership	Percent of Common Stock Outstanding
5% Stockholders

Capital Research Global Investors (3)	12,647,920		—	—		12,647,920	11.5%
333 South Hope Street Los Angeles, CA 90071

BlackRock, Inc. (4)	7,517,922		—	—		7,517,922	6.8%
40 East 52nd Street New York, NY 10022

Capital World Investors (3)	6,000,000		—	—		6,000,000	5.5%
333 South Hope Street Los Angeles, CA 90071

NEOs, directors and nominees

J. Patrick Gallagher, Jr.	652,544	(5)	290,180	—		850,724	*

James W. Durkin, Jr.	276,372		129,686	59,482	(6)	465,540	*

James S. Gault	62,689	(7)	141,951	—		204,640	*

Douglas K. Howell	33,634		129,430	—		163,064	*

David E. McGurn, Jr.	131,055	(8)	149,386	—		280,441	*

William L. Bax	16,023		18,750	2,803		37,576	*

Frank E. English, Jr.	11,762		18,750	1,483		31,995	*

Ilene S. Gordon	16,442		122,750	2,803		141,995	*

Elbert O. Hand	16,023		95,250	2,803		114,076	*

David S. Johnson	13,742		68,750	2,803		85,295	*

Kay W. McCurdy	15,442		33,249	2,803		51,494	*

Norman L. Rosenthal	9,022	(9)	18,750	2,803		30,575	*

James R. Wimmer	22,182	(10)	136,054	2,803		161,039	*

All directors and executive officers as a group (17 people)	1,245,165		1,441,520	80,586		2,767,271	2.5%

*	Less than 1%

(1)	All non-employee director stock options are immediately exercisable upon a director’s departure from the Board under most circumstances, and are included because a director could depart the Board and acquire rights to the underlying stock within 60 days. Stock options granted to executive officers prior to 2007 are immediately exercisable upon the departure of an executive officer that has reached the age of 55, and therefore, for these officers (Messrs. Gallagher, Durkin, Gault and McGurn), such options are included because they could depart the company and acquire rights to the underlying stock within 60 days. Stock options granted to executive officers beginning in 2007 are forfeited upon an officer’s departure, and are included only to the extent exercisable within 60 days pursuant to their vesting schedules.

(2)	All non-employee director unvested restricted stock and restricted stock units vest immediately upon a director’s departure from the Board, and are included because a director could depart the Board and acquire rights to the underlying stock within 60 days.

(3)	Information, other than percentages, obtained from Schedules 13G filed by Capital Research Global Investors and Capital World Investors on February 11, 2011 and February 14, 2011, respectively. Capital Research Global Investors and Capital World Investors are divisions of Capital Research and Management Company (CRMC), which manages equity assets for various investment companies through these two divisions. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy voting decisions for the investment companies on a separate basis. Capital Research Global Investors is deemed to be the beneficial owner of 12,647,920 shares of our common stock because CRMC acts as an investment adviser to various investment companies registered with the SEC under the Investment Company Act of 1940. Capital World Investors is deemed to be the beneficial owner of our common stock because CRMC acts as an investment adviser to the Income Fund of America, Inc., an investment company registered with the SEC under the Investment Company Act of 1940 that beneficially owns 6,000,000 shares of our common stock.

(4)	Share total obtained from a Schedule 13G filed on February 2, 2011 by BlackRock, Inc.

(5)	Includes 183,100 shares held in trust for the benefit of his children by his wife, Anne M. Gallagher, and another, as trustees, and over which he has shared voting and shared investment power; 74,874 shares held in a revocable trust of which his wife is the sole trustee and over which he has no voting or investment power; 150,000 shares held by Elm Court LLC, a limited liability company of which the voting LLC membership interests are owned by Mr. Gallagher and the non-voting LLC membership interests are owned by a grantor retained annuity trust of which Mr. Gallagher is the trustee; and 92,000 shares held in The Arthur J. Gallagher Foundation, a private charitable foundation of which Mr. Gallagher is a trustee with shared voting and investment control over such shares.

(6)	Held by the company for the benefit of Mr. Durkin under the Age 62 Plan. Mr. Durkin will reach age 62 within 60 days, at which time he will vest in these shares. Mr. Durkin currently has no voting or investment power over these shares.

(7)	Includes 56,000 shares held by his wife, over which he has shared voting power.

(8)	Includes 63,000 shares held directly by his wife, 2,267 shares held by his son, and 4,898 shares held by his wife as custodian for the benefit of his daughter, over which he has shared voting and shared investment power.

(9)	Includes 2,500 shares held in a joint brokerage account with Caryl G. Rosenthal and 2,000 shares held in a joint brokerage account with Marisa F. Rosenthal. Dr. Rosenthal has shared voting and investment power with respect to these shares.

(10)	Includes 3,000 shares held by his wife.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the NYSE. Copies of these reports must also be furnished to us. Based on a review of copies of Forms 3, 4 and 5 furnished to us or filed with the SEC, or written representations that no additional reports were required, we believe that our executive officers, directors and 10% stockholders have complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	12,474,494	(1)	$26.71		3,062,648	(2)
Equity compensation plans not approved by security holders (3)	497,496	(4)	27.33	(5)	—
Total	12,971,990		26.71	(6)	3,062,648

(1)	This amount represents 12,474,494 shares that may be issued in connection with outstanding stock options.

(2)	This amount includes the following:
•	1,752,345 shares available under the 2009 Long-Term Incentive Plan (and does not reflect 1,051,000 shares issued under the plan on March 8, 2011).
•	1,310,303 shares available under our Employee Stock Purchase Plan.

(3)	Set forth below are equity compensation plans not approved by stockholders, under which we have outstanding awards:
•

The Restricted Stock Plan (replaced by the 2009 Long-Term Incentive Plan).    All of our directors, officers and employees were eligible to receive awards under the plan, which provided for the grant of contingent rights to receive shares of our common stock. Awards under the plan were granted at the discretion of the Compensation Committee. Each award granted under the plan represents the right of the holder of the award to receive shares of our common stock, cash or a combination of shares and cash, subject to the holder’s continued employment with us for a period of time after the grant date of the award. The Compensation Committee determined each recipient of an award under the plan, the number of shares of common stock subject to such an award and the period of continued employment required for the vesting of such award.

•

The United Kingdom Incentive Stock Option Plan (the UK Plan).    The UK Plan, which became effective in 1986 and expired in 2008, allowed us to grant stock options eligible for beneficial tax treatment under U.K. law to officers and key employees resident in the United Kingdom. The Option Committee, and later the Compensation Committee, determined which employees received options, the number of options granted, and the terms and conditions of the options including exercise dates, limitations on exercise and price and payment terms, and any annual sale limitations with respect to shares acquired upon exercise of options.

(4)	This amount includes the following:
•	45,406 shares that may be issued in connection with outstanding stock options under the UK Plan; and
•	452,090 shares that may be issued in connection with outstanding awards of restricted stock units under the Restricted Stock Plan.

(5)	Indicates the weighted average exercise price for 45,406 outstanding options under the UK Plan.

(6)	Indicates the weighted average exercise price for 12,519,900 total outstanding stock options.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, risk assessment and risk management, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee manages our relationship with our independent registered public accounting firm and is responsible for the appointment, retention, termination and compensation of the independent auditor.

Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of our internal controls over financial reporting. The Audit Committee monitors our financial reporting process and reports its findings to the Board.

The Audit Committee carried out its duties and responsibilities, including the following specific actions:

•

Reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements as of and for the fiscal year ended December 31, 2010 and our internal control over financial reporting as of December 31, 2010;

•

Reviewed and discussed with the independent registered public accounting firm all matters required to be discussed by the standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•

Obtained the written disclosures and letter from the independent registered public accounting firm regarding its communications with the Audit Committee concerning independence as required by the applicable requirements of the PCAOB, including the requirements under PCAOB Rule 3526, and discussed with the independent registered public accounting firm any relationship that may impact their objectivity and independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE

William L. Bax (Chair)

Frank E. English, Jr.

Norman L. Rosenthal

James R. Wimmer

PROPOSALS REQUIRING A STOCKHOLDER VOTE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Upon the recommendation of the Nominating/Governance Committee, the Board has nominated each of the nine individuals listed under “Board of Directors and Corporate Governance” beginning on page 5. Each of the nominees currently serves on the Board and has consented to serve for a new term if elected.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

APPROVAL OF THE ARTHUR J. GALLAGHER & CO.

2011 LONG-TERM INCENTIVE PLAN

(Item 2 on the Proxy Card)

The Board has approved, and is asking our stockholders to approve, the 2011 Long-Term Incentive Plan (2011 LTIP). In addition, we are asking our stockholders to approve the 2011 LTIP so that grants of performance-based compensation under the 2011 LTIP may be fully deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), thereby preserving the company’s deduction for such compensation.

The 2011 LTIP provides for the grant of incentive awards to non-employee directors, officers and other employees of the company. If approved, the 2011 LTIP will replace the existing 2009 Long-Term Incentive Plan (2009 LTIP), which was approved by stockholders at our 2009 annual meeting. The maximum number of shares that may be awarded under the 2011 LTIP is 5,500,000 shares, plus any shares remaining under the 2009 LTIP (617,371 shares as of March 14, 2011). The 2011 LTIP also imposes an additional limitation within the maximum share pool, such that no more than 1,200,000 shares are available for restricted stock awards, restricted stock unit awards and stock-settled performance unit awards (which we refer to collectively as full-value shares).

The Board firmly believes that a broad-based equity participation program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. In 2010, 14% of the value of equity awards granted under the 2009 LTIP was awarded to executive officers, with the remaining 86% awarded to employees throughout the company. Our Board believes that approval of the 2011 LTIP is in the best interest of our stockholders and is important to our long-term growth.

The structure of the 2011 LTIP is based on the 2009 LTIP, but also includes the following material revisions:

•

Other than awards to our non-employee directors, the 2011 LTIP imposes a mandatory minimum three-year period before any shares subject to a restricted stock award, restricted stock unit, stock option or stock appreciation right may vest.

•

The 2011 LTIP continues to prohibit share recycling and the repricing of a stock option or stock appreciation right without the approval of our stockholders, and also expressly prohibits the cash buyout of underwater stock options or stock appreciation rights without the approval of our stockholders.

•

All awards made under the 2011 LTIP are subject to our Incentive Compensation Recovery Policy, which has been approved by our Board and is included in our Governance Guidelines (available at www.ajg.com/ir, under the heading “Corporate Governance”).

Summary of the Material Features of the 2011 LTIP

The following is a brief summary of the 2011 LTIP. This summary is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

Plan Term and Eligibility.    The 2011 LTIP term begins upon the date of stockholder approval and terminates on the date of the annual meeting of stockholders that occurs during the year of the seventh anniversary of its effective date, unless terminated earlier by the Board. All of the officers, employees and non-employee directors of the company and its subsidiaries are eligible to be selected to receive awards under the 2011 LTIP.

Shares Authorized.    5,500,000 shares of our common stock plus any shares remaining under the 2009 LTIP are available under the 2011 LTIP. If an outstanding award granted under either the 2011 LTIP or the 2009 LTIP is cancelled or forfeited, expires, terminates or is settled in cash, the shares underlying such award will again be available under the 2011 LTIP. Shares that are not issued upon the net settlement of a stock-settled stock appreciation right, shares that are used to pay the exercise price or the withholding taxes of a stock option and shares that are purchased on the open market with the proceeds of a stock option exercise will not again be available under the 2011 LTIP.

Administration.    The Compensation Committee, which is made up entirely of independent directors, will administer the 2011 LTIP, and may delegate some or all of its authority to our CEO or another executive officer as it deems appropriate, except to the extent such delegation is prohibited by applicable law.

Award Types.     The 2011 LTIP provides for: (1) nonqualified and incentive stock options (NQSOs and ISOs, respectively); (2) stock appreciation rights (SARs); (3) restricted stock awards (RSAs); (4) restricted stock units (RSUs); and (5) performance units.

Plan Limits.     Subject to adjustment for any changes in capitalization, (1) the maximum number of shares available for full-value shares is 1,200,000; (2) the maximum number of shares with respect to which stock options or SARs may be granted during any fiscal year to any person is 200,000; (3) the maximum number of shares with respect to which performance-based RSAs or RSUs may be granted during any fiscal year to any person is 100,000; and (4) the maximum amount that may be payable with respect to performance units granted during any fiscal year of the company to any person is $3,000,000.

Stock Options and SARs.    The exercise price of a stock option and the base price of a SAR may not be less than 100% of the fair market value of our common stock on the date of grant. A SAR typically will provide for payment of an amount (in cash or shares of common stock) based upon the increase in the price of our common stock over the base price per share. The exercise price and the minimum required withholding taxes of a stock option may be paid in cash, in shares of our common stock, through a net-exercise or a broker-assisted cashless exercise. Stock options and SARs must expire no later than seven years from the date of grant.

Stock Awards.    The 2011 LTIP provides for the grant of stock awards, consisting of RSAs and RSUs, which will be subject to the restrictions, if any, that the Compensation Committee deems appropriate, including a continued employment requirement. The Compensation Committee may determine that any stock award will be subject to the attainment of performance measures over an established performance period, which will not be less than 12 months. The Compensation Committee may grant unrestricted shares of common stock or units representing the right to receive shares of common stock to employees who have attained age 62. Generally, the holder of an RSA will have the rights of a stockholder, including the right to vote and receive dividends, except that distributions other than regular cash dividends will be held by the company and will be subject to the same restrictions as the restricted stock. The holder of an RSU will have no rights as a stockholder of the company, but may be entitled to receive dividend equivalents, on a current or deferred basis.

Other than awards to non-employee directors, no shares subject to a stock option, SAR, RSA or RSU will vest prior to the three-year anniversary of the date of grant.

Performance Units.     Each performance unit is a right, contingent upon the attainment of performance measures within a specified performance period (which shall not be less than 12 months), to receive a specified cash amount or shares of our common stock, which may be restricted stock, having a fair market value equal to such cash amount.

Non-Employee Director Options.     Subject to the Compensation Committee’s discretion, each non-employee director will be eligible to receive all or part of his or her cash annual retainer in the form of stock options. The number of shares of common stock subject to each such stock option will have an aggregate grant date fair market value equal to a multiple of the forgone retainer, as determined by the Board. Such options will become exercisable in equal quarterly installments and will remain exercisable until the later of the date the director ceases to serve on the Board and the seventh anniversary of the date of grant.

Performance Goals.     Under the 2011 LTIP, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance goals will be one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: (1) the attainment by a share of common stock of a specified fair market value for a specified period of time, (2) earnings per share, (3) return to stockholders, (4) return on assets, (5) return on equity, (6) revenue, (7) cash flow, (8) operating expense reduction, (9) return on investment, (10) return on capital, (11) operating margin, (12) net income, (13) earnings before interest, taxes, depreciation and/or amortization or net earnings (either before or after interest, taxes, depreciation and/or amortization), (14) operating earnings, (15) net cash provided by operations, or (16) strategic business criteria, consisting of one or more objectives such as geographic business expansion goals, cost targets, customer satisfaction ratings, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, satisfactory audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. The Compensation Committee may provide that one or more objectively determinable adjustments be made to one or more of the performance goals.

Amendment or Termination of the 2011 LTIP.     The Board may amend or terminate the 2011 LTIP, subject to any requirement of stockholder approval required by law or the rules of the New York Stock Exchange; provided, however, that no amendment may impair the an award holder’s rights without his or her consent.

Adjustment.     In the event of any change in capitalization, or any distribution to holders of our common stock other than a regular cash dividend, the Compensation Committee will equitably adjust the number of shares available under the plan, the share limitations described above and the terms of outstanding awards.

Change in Control.     In the event of any acquisition by any person or group of 50% or more of the combined voting power of our outstanding securities or in the event of any change during any two-year period in the majority of the members of the Board whose election is not approved by at least two-thirds of the members of the Board, then (1) all outstanding options and SARs will immediately become vested; (2) the restriction period applicable to any outstanding RSA or RSU will lapse; (3) the performance period applicable to any outstanding award will lapse; (4) the performance measures applicable to any outstanding award will be deemed to be satisfied at their target levels or, if greater, on a pro rata basis based on actual achievement; and (5) the Board may require that the acquiring company substitute or cash out outstanding awards. Certain additional requirements apply to awards that are subject to Section 409A of the Code.

United States Federal Income Tax Consequences.     The following discussion is intended to be a summary only of the federal income tax aspects of awards granted under the 2011 LTIP and not of state, local or foreign taxes that may apply. Individual tax consequences may vary.

Section 162(m).    Under Section 162(m) of the Code, compensation attributable to stock options and SARs will qualify as performance-based compensation, provided that: (1) the 2011 LTIP contains a per-person limitation on the number of shares for which options or SARs may be granted during a specified period; (2) the per-person limitation is approved by our stockholders; (3) the award is granted by a compensation committee comprised solely of outside directors (as defined in Section 162(m) of the Code); and (4) the exercise price of the option or SAR is not less than the fair market value of the stock on the date of grant. For the above reasons, our 2011 LTIP provides for an annual per-person limitation and our Compensation Committee is comprised solely of outside directors. Accordingly, stock options or SARs granted by the Compensation Committee qualify as performance-based compensation, and the other awards subject to performance goals may also qualify.

ISOs.    A participant who is granted an ISO does not realize any taxable income upon the date of grant or the date of exercise (except possibly for alternative minimum tax). Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an ISO before the later of two years from the date of grant or one year from the date of the exercise of such shares by the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, we will not be entitled to any deduction for federal income tax purposes.

NQSOs and SARs.    A participant who is granted a NQSO or a SAR does not have taxable income at the date of grant. Taxable, ordinary income occurs on the date of exercise in an amount equal to the difference between the exercise or base price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding deduction for the same amount.

RSAs.    A participant who has been granted an RSA will not realize taxable income at the time of the grant, and we will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. income tax purposes. When such restrictions lapse, the participant will receive ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will be entitled to a corresponding deduction. The participant may elect to include the value the RSA as income at the time it is granted under Section 83(b) of the Code, and we will take a corresponding income tax deduction.

RSUs and Performance Units.    Recipients of RSUs and performance units generally should not recognize income until such units are converted into cash or shares of our common stock. Upon conversion, the recipient will normally recognize ordinary income equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. If the recipient is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee.

New Plan Benefits.     As of March 14, 2011, approximately 35 officers, 10,700 employees and 8 non-employee directors were eligible for consideration to participate in the 2011 LTIP. Because benefits under the 2011 LTIP will depend on the Compensation Committee’s actions and the fair market value of our common stock at various future dates, it is not possible to determine at this time the benefits that might be received by officers, employees and non-employee directors if the 2011 LTIP is approved by stockholders. As of March 14, 2011, the closing price of our common stock was $30.85 per share.

Vote Required.     The approval of the 2011 LTIP requires the affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE

FOR THE APPROVAL OF THE

ARTHUR J. GALLAGHER & CO. 2011 LONG-TERM INCENTIVE PLAN

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

(Item 3 on the Proxy Card)

The Audit Committee has considered the qualifications of Ernst & Young LLP and has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The Board wishes to obtain stockholders’ ratification of the Audit Committee’s action in such appointment. A resolution ratifying the appointment will be offered at the Annual Meeting. If the selection of Ernst &Young is not ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of an independent registered public accounting firm so long after the beginning of the current year, it is contemplated that the appointment for the year 2011 will stand unless the Board finds other good reason for making a change.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees	$1,868,000	$1,889,000
Audit-Related Fees	498,000	732,000
Tax Fees	1,446,000	1,888,000
All Other Fees	6,000	—

Totals	$3,818,000	$4,509,000

Fees for audit services include fees associated with the annual audit of our company and our subsidiaries and the effectiveness of internal control over financial reporting, the review of our quarterly reports on Form 10-Q and annual report on Form 10-K, and statutory audits required internationally. Audit-related fees principally include due diligence in connection with acquisitions, audits in connection with our employee benefit plans, issuance of service auditor reports (SAS 70) related to operations at one of our subsidiaries and advisory work related to our compliance with foreign statutory requirements. Tax fees include tax compliance, tax advice and tax planning related to Federal, state and international tax matters. All other fees principally include fees for access to an online accounting and tax information database.

All audit, audit-related, tax and other services for fiscal years 2010 and 2009 were pre-approved by the Audit Committee. It is the policy of the Audit Committee to pre-approve the engagement of the independent registered public accounting firm before we engage such accountant to render audit or other permitted non-audit services. The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for the types of services that the independent registered public accounting firm has historically been retained to perform related to integrated audit and other recurring services, subject to reporting any such approvals at the next Audit Committee meeting.

A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

THE BOARD AND AUDIT COMMITTEE RECOMMEND THAT YOU VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

(Item 4 on the Proxy Card)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), we are asking our stockholders to vote, on an advisory basis, on the compensation of our named executive officers, as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

We believe that our compensation program for named executive officers is structured in the best manner possible to support our company and business objectives, as well as to support our culture and traditions developed over 80 years. We believe our program strikes the appropriate balance between using responsible, measured pay practices and effectively motivating our executives to dedicate themselves fully to value creation for our stockholders. Evidence of this balance includes the following:

•

We tie annual cash incentives to company performance and achievement of individual performance, operating and risk management goals. Annual cash incentives are targeted at 100% and capped at 150% of base salary.

•	Over half of the compensation of our named executive officers is provided through incentive plans approved by stockholders.
•

Awards under our Performance Unit Program are earned and measured over a three-year period. No portion of an award is considered earned if the company fails to meet a basic performance threshold. Payouts on earned awards range between 50% and 150% of the initial award amount based on our stock price performance.

•

Our restricted stock awards cliff vest on a four-year cycle. Under our proposed 2011 Long-Term Incentive Plan, restricted stock awards and stock options will both be subject to a minimum three-year vesting period.

•	We do not have employment agreements or guaranteed bonuses with any of our named executive officers.
•	Our named executive officers receive minimal perquisites and no related tax gross ups.
•

Our change-in-control agreements contain a “double trigger” for severance payments. While our existing change-in-control agreements do provide excise tax gross ups, we have adopted a policy that eliminates this practice going forward. In addition, we will not amend any existing agreements without removing the excise tax gross-up.

•

We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, as a market check to ensure that our compensation program is consistent with prevailing market practices.

•	We adopted a “clawback” policy under which named executive officers may be required to return incentive compensation payments if our financial statements are restated.

Fiscal 2010 Compensation

The economic downturn continued to provide significant challenges for our business in 2010. During this difficult period, we maintained our focus on executing our acquisition strategy, selling new business and controlling expenses. As a result, we achieved revenue growth of 3.4% and EBITAC growth of 2.7%3. In addition, over the past three years, a period marked by a deep economic recession and declining insurance premiums, we increased EBITAC by a compound annual growth rate of 4.8% and revenue by a compound annual growth rate of 4.7%. Our average stockholder return during this period (including dividends) was 12.1%, versus 1.9% for other publicly traded insurance brokers. Based on this strong performance, as described in more detail in our Compensation Discussion and Analysis beginning on page 10, the Compensation Committee approved the following compensation actions for fiscal 2010:

•

Limited Adjustments to Base Salary.    Two of our named executive officers received salary increases in 2010, their first increase since 2007. None of our other named executive officers have received an increase in base salary since 2007.

•

Annual Cash Incentive Compensation Payments.     Performance-based cash incentive payments were made in fiscal 2010 as a result of company and divisional financial performance and achievement of individual performance goals.

•

Performance Unit Program.     None of the performance units granted in 2010 were earned based on 2010 performance, reflecting the challenging operating environment as well as the challenging performance targets.

•

Limited Equity Grants.    In 2010, we continued to manage our burn rate conservatively, in line with past years. Our average three-year burn rate as of the end of 2010 was significantly below that of our ISS industry group.

In addition to the above summary, stockholders are encouraged to read our Compensation Discussion and Analysis beginning on page 10.

3 See footnotes 1 and 2 on page 10 of this Proxy Statement for information on revenue and EBITAC and the calculation of our financial performance in 2010.

Recommendation

The Board strongly endorses our compensation program for named executive officers and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers of Arthur J. Gallagher & Co., as disclosed in Arthur J. Gallagher & Co.’s Proxy Statement for the 2011 Annual Meeting of Stockholders (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables and any related materials).”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT

ADVISORY VOTE ON THE FREQUENCY OF A

STOCKHOLDER VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

(Item 5 on the Proxy Card)

Pursuant to the Dodd-Frank Act, we are also asking stockholders to provide input on the frequency of future stockholder advisory votes on our compensation program for named executive officers. Commonly known as “say-when-on-pay” or “say-on-frequency,” this proposal gives you the opportunity to advise the Board on whether such advisory votes should occur every year, every two years or every three years.

After careful consideration, the Board believes that submitting the advisory vote on our compensation program for named executive officers on an annual basis is appropriate for Arthur J. Gallagher & Co. and our stockholders at this time. We view the advisory vote on the compensation of our named executive officers as an additional opportunity for our stockholders to communicate with us regarding their views. Additionally, an annual advisory vote is consistent with our objective of engaging in regular dialogue with our stockholders on corporate governance and executive compensation matters. Accordingly, the Board recommends that stockholders approve holding the advisory vote on the compensation of our named executive officers every year.

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every year, every two years or every three years. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board’s recommendation on this item.

The outcome of this advisory vote will be determined by a plurality of the votes cast. Although the vote is advisory and non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of this vote when determining the frequency of the stockholder vote on named executive officer compensation.

THE BOARD RECOMMENDS A VOTE FOR EVERY YEAR ON THIS ITEM

OTHER MATTERS

We know of no other matters to be presented for action at the meeting. If any other matters are properly presented for action, they will be acted upon by the proxy holders according to their best judgment and in a manner consistent with our policies.

Dated: March 28, 2011

By Order of the Board of Directors

WALTER D. BAY

Secretary

EXHIBIT A

ARTHUR J. GALLAGHER & CO. 2011 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes.    The purposes of the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. As of the effective date of the Plan, no further awards shall be granted under the Prior Plan, as defined in Section 1.2.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $1.00 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Arthur J. Gallagher & Co., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price (or, at the discretion of the Committee, the real time price) of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean a SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or cash with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: (i) the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, (ii) earnings per share, (iii) return to stockholders, (iv) return on assets, (v) return on equity, (vi) revenue, (vii) cash flow, (viii) operating expense reduction, (ix) return on investment, (x) return on capital, (xi) operating margin, (xii) net income, (xiii) earnings before interest, taxes, depreciation and/or amortization or net earnings (either before or after interest, taxes, depreciation and/or amortization), (xiv) operating earnings, (xv) net cash provided by operations, and (xvi) strategic business criteria, consisting of one or more objectives such as (A) geographic business expansion goals, (B) cost targets, (C) customer satisfaction ratings, (D) reductions in errors and omissions, (E) reductions in lost business, (F) management of employment practices and employee benefits, (G) supervision of litigation, (H) satisfactory audit scores, (I) productivity, (J) efficiency, and (K) goals relating to acquisitions or divestitures, or any combination of the foregoing. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be a covered employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time within the time prescribed by Section 162(m) of the Code.

In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Measures. Such adjustments may include one or more of the following: (i) items related to a change in accounting principles or applicable law; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the Company’s 2009 Long-Term Incentive Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect. With the exception of awards to Non-Employee Directors, the minimum Restriction Period before any portion of a Restricted Stock Award or Restricted Stock Unit Award shall vest shall be three years.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean a SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or cash with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration.    This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock Awards or Restricted Stock Unit Awards and (iv) Performance Unit Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units, Performance Options or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities or applying the Company’s compensation recovery policy, as amended from time to time. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

Unless otherwise established by the Board or in the charter of the Committee, a majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

1.4 Eligibility.    Participants in this Plan shall consist of such officers, other employees and nonemployee directors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.5 Shares Available.    Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Section 1.5, the maximum aggregate number of shares of Common Stock that shall be available for all awards under this Plan is 5,500,000 plus any shares of Common Stock available for issuance under the Prior Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards and delivered upon the settlement of Performance Units. To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan.

Subject to adjustment as provided in Section 6.7 and all other limits set forth in this Section 1.5, 1,200,000 shares of Common Stock shall be available for Stock Awards and Performance Unit Awards settled with stock under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Stock Awards. To the extent that shares of Common Stock subject to an outstanding restricted stock or restricted stock unit award granted under the Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available for Stock Awards under this Plan.

Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan (or the Prior Plan) may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an Incentive Stock Option or Nonqualified Stock Option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under this Plan or the Prior Plan, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 6.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 100,000, subject to adjustment as provided in Section 6.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $3,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees and directors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price.    The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option or nonqualified Stock Option shall be exercised later than 7 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. Each option granted under the Plan shall become vested and exercisable, in whole or in part, at such time or times during its term as set forth in the Agreement; provided, however, no shares underlying an option shall vest prior to the date that is three years from the date of grant (with the exception of options granted to Non-Employee Directors). An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise.    An option may be exercised, to the extent then exercisable, (i) by delivering a written or electronic notice to the Company’s stock plan administrator in a form satisfactory to the Committee specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company or stock plan administrator to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability.    The period for the exercise of a SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and no Free-Standing SAR shall be exercised later than 7 years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Committee shall determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. Each SAR granted under the Plan shall become vested and exercisable, in whole or in part, at such time or times during its term as set forth in the Agreement; provided, however, no shares underlying a SAR shall vest prior to the date that is three years from the date of grant (with the exception of options granted to Non-Employee Directors). An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise.    A Tandem SAR may be exercised, to the extent then exercisable, (i) by delivering a written or electronic notice to the Company’s stock plan administrator in a form satisfactory to the Committee specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised, to the extent then exercisable, (A) by delivering a written or electronic notice to the Company’s stock plan administrator in a form satisfactory to the Committee specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service.    All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

2.4 Limitations.

(a) No Repricing.    Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange without the prior approval of the stockholders of the Company.

(b) Buyout Provisions.    The Committee may at any time offer to buy out for a payment in cash an option or SAR previously granted based on such terms and conditions as the Committee will establish at the time that such offer is made. Notwithstanding anything contained in this Section 2.4(b) to the contrary, the Committee shall not be allowed to authorize the buyout of underwater options or SARs without the prior approval of the stockholders of the Company.

III. STOCK AWARDS

3.1 Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. The Committee may grant unrestricted shares of Common Stock to employees who have attained age 62. Any Performance Period shall be for a period of time not less than 12 months for performance-based awards.

(c) Stock Issuance.    During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards.    Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. The Committee may grant fully vested units representing the right to receive shares of Common Stock to employees who have attained age 62. Any Performance Period shall be for a period of time not less than 12 months for performance-based awards.

(c) Settlement of Vested Restricted Stock Unit Awards.    The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards.    The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards.    Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures.    The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture.    The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period. Any Performance Period shall be for a period of time not less than 12 months for performance-based awards.

(c) Settlement of Vested Performance Unit Awards.    The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 Eligibility.    Each Non-Employee Director may be granted options to purchase shares of Common Stock in accordance with this Article V. All options granted under this Article V shall constitute Nonqualified Stock Options.

5.2 Elective Participation.    Subject to the discretion of the Committee, each Non-Employee Director may elect, prior to December 31st of any year and in accordance with procedures to be specified by the Committee, to receive a stock option in lieu of all or part of the annual cash retainer that would otherwise be payable to such Non-Employee Director for service on the Board or any committee thereof during the 12-month period following the date of the next annual meeting of stockholders (a “Directors Option”). Each Directors Option shall be granted on, or as soon as administratively practicable after, the date of the annual meeting of stockholders next following the date of such election. The number of shares of Common Stock subject to each Directors Option shall have a Fair Market Value as of the date of grant equal to a multiple of the forgone amount of the retainer otherwise payable to the Non-Employee Director, which multiple shall be determined by the Board from time to time.

5.3 Directors Options.    Each Directors Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Exercise Period and Exercisability.    Each Directors Option shall become exercisable (i) on the three-month anniversary of the date of grant with respect to 25% of the shares subject to such option, (ii) on the six-month anniversary of the date of grant with respect to an additional 25% of the shares subject to such option, (iii) on the nine-month anniversary of the date of grant with respect to an additional 25% of the shares subject to such option and (iv) on the 12-month anniversary of the date of grant with respect to the remaining shares subject to such option; provided, however, that such Director’s Option shall become immediately exercisable upon a Non-Employee Director’s termination of service on the Board for any reason other than gross misconduct by the Non-Employee Director, as determined by the Board in its sole discretion. Each Director’s Option shall expire and cease to be exercisable upon the later to occur of (A) the termination of the Non-Employee Director’s service on the Board or (B) 7 years after such date of grant.

(b) Purchase Price.    The purchase price for the shares of Common Stock subject to any Directors Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Directors Option. A Directors Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Directors Options shall be exercisable in accordance with Section 2.1(c).

VI. GENERAL

6.1 Effective Date and Term of Plan.    This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2011 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date of such approval. This Plan shall terminate as of the annual meeting of the Company’s stockholders that occurs during the year of the seventh anniversary of its effective date, unless terminated earlier by the Board, and awards hereunder may be made at any time prior to the termination of this Plan. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Upon the effective date of this Plan, no further awards shall be granted under the Prior Plan.

6.2 Amendments.    The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.3 Agreement.    Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award (for clarity, electronic acceptance of an agreement in accordance with the procedures of the Company’s stock plan administrator shall be deemed to be execution) and, upon execution by each party and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4 Non-Transferability.    No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5 Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold or direct the withholding of whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold or direct the withholding of an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company or its stock plan administrator to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6 Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7 Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures, and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be equitably adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8 Change in Control.

(a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) the Performance Period applicable to any outstanding award shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at their target levels or, if greater, on a pro rata basis based on actual achievement as of the date of the Change in Control, and (v) the Board (as constituted prior to such Change in Control) may, in its discretion: (1) require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 6.7; and/or (2) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or a SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place, over the purchase price or base price per share of Common Stock subject to such option or SAR, (ii) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered multiplied by the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place, and (iii) in the case of a Performance Unit Award, the number of Performance Units then subject to the portion of such award surrendered multiplied by the value of the Performance Unit under the terms of the related Agreement; (B) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above. The Board need not take the same action or actions with respect to all awards or portions of awards with respect to all participants.

(b) For purposes of this Plan, a “Change in Control” shall occur if (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof.

If and to the extent that any award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Code and such award is payable to a participant upon a Change in Control, then no payment shall be made pursuant to such award unless such Change in Control constitutes a “change in the ownership of the corporation,” “a change in effective control of the corporation,” or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code; provided that if such Change in Control does not constitute a “change in the ownership of the corporation,” “a change in effective control of the corporation,” or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code, then the award shall still fully vest upon such Change in Control, but shall be payable upon the original schedule contained in the award.

6.9 Deferrals.    The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10 No Right of Participation, Employment or Service.    Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.11 Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12 Designation of Beneficiary.    A participant may, by completing and returning the appropriate form provided by the Company or its stock plan administrator, name a beneficiary or beneficiaries to receive any payment to which such participant may become entitled under this Plan in the event of his or her death. A participant may change his or her beneficiary or beneficiaries from time to time by submitting a new form in accordance with the procedures established by the Company and/or its stock plan administrator. If a participant does not designate a beneficiary, or if no designated beneficiary is living on the date any amount becomes payable under this Plan, such payment will be made to the legal representatives of his or her estate, which will be deemed to be his or her designated beneficiary under this Agreement.

6.13 Recovery Policy.    All awards under the Plan shall be subject to recovery by the Company under its compensation recovery policy, as amended from to time.

6.14 Section 409A.    (a) The Plan and awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation 1.409A-1(b)(5), or otherwise. To the extent Section 409A of the Code is applicable to the Plan or any award granted under the Plan, it is intended that the Plan and any awards granted under the Plan comply with the requirements of Section 409A of the Code. Notwithstanding any other provision of the Plan or any award granted under the Plan to the contrary, the Plan and any award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.

(b) Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any award granted under the Plan so that the award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Committee makes no representations that awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to awards granted under the Plan.

6.15 Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.16 Foreign Employees.    Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

THE GALLAGHER CENTRE TWO PIERCE PLACE ITASCA, IL 60143-3141

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M32782-P04622 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARTHUR J. GALLAGHER & CO.
The Board of Directors recommends you vote FOR the following:

The Board of Directors recommends you vote
1. Election of Directors	For	Against	Abstain	FOR proposals 2, 3 and 4:		For	Against	Abstain
1a. William L. Bax 1b. Frank E. English, Jr. 1c. J. Patrick Gallagher, Jr. 1d. Elbert O. Hand 1e. Ilene S. Gordon 1f. David S. Johnson 1g. Kay W. McCurdy 1h. Norman L. Rosenthal 1i. James R. Wimmer	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2. Approval of the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan 3. Ratification of the Appointment of Independent Auditor for 2011		☐	☐	☐
						☐	☐	☐

				4. Advisory Vote on the Compensation of Our Named Executive Officers		☐	☐	☐

				The Board of Directors recommends you vote FOR 1 YEAR on the following proposal: 5. Advisory Vote on the Frequency of a Stockholder Vote on the Compensation of Our Named Executive Officers	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M32783-P04622

ARTHUR J. GALLAGHER & CO.

Annual Meeting of Stockholders

May 10, 2011 9:00 AM (CDT)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints J. Patrick Gallagher, Jr. and Walter D. Bay, each of whom is an officer of Arthur J. Gallagher & Co., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ARTHUR J. GALLAGHER & CO. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on May 10, 2011, at The Gallagher Centre, Two Pierce Place, Itasca, IL 60143, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side